Exhibit 10.21

Triangle Center

Longview, Washington

Reinstatement/Amendment to Agreement of Sale

REINSTATMENT OF, AND AMENDMENT TO, AGREEMENT OF SALE

THIS REINSTATEMENT OF, AND FIRST AMENDMENT TO, AGREEMENT OF SALE (the “Amendment”) is made and entered into as of the 8th day of July, 2005, by and between KIMCO LONGVIEW, LLC, a Delaware limited liability company (“Seller”) and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser have entered into an Agreement of Sale, dated June 24, 2005 (the “Agreement”), with respect to the Shopping Center (as defined in the Agreement); and

WHEREAS, Purchaser terminated the Agreement on July 7, 2005; and

WHEREAS, the parties wish to reinstate and amend the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller agree as follows:

1.               Seller and Purchaser hereby acknowledge and agree that the Agreement is hereby reinstated and in full force and effect.

2.               Section 1.7 of the Agreement is hereby amended to provide that the Due Diligence Period shall expire on July 22, 2005 at midnight, New York Time.

3.               Section 11.1 of the Agreement is hereby amended and restated as follows: “The Closing shall be held at the Title Company’s offices’ (at the address set forth above) at 9:00 a.m. on the Closing Date. The Closing shall be (i) ten (10) days after Winco and Bed, Bath and Beyond open for business (which is projected to be October 15, 2005) and (ii) after the conditions described here are satisfied. Provided, however, Seller shall have the one-time right to adjourn the Closing to January 4, 2006, upon notice to Purchaser delivered on or prior to September 15, 2005.”

4.               This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Amendment. Each person executing this Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Amendment. Any counterpart to this Amendment may be executed by facsimile copy and shall be binding on the parties.

5.               The remaining terms and conditions of the Agreement remain unmodified and in full force and effect.

Triangle Center

Longview, Washington

Reinstatement / Amendment to Agreement of Sale

Seller:

KIMCO LONGVIEW LLC

BY:	KD Longview 1029, Inc., its general
partner

By:	/s/ Barbara Briamonte
Name:	Barbara Briamonte
Title:	Senior Counsel

Purchaser:

INLAND REAL ESTATE ACQUISITIONS,
INC., an Illinois corporation

By:	/s/ G. Joseph Cosenza
Name:	G. Joseph Cosenza
Title:	President

Escrow Agent:

CHICAGO TITLE & TRUST COMPANY

By:	/s/ Nancy Castro
Name:	Nancy Castro / Anderas Bardelas
Title:	Executive [ILLEGIBLE]

2

Triangle Center

Longview, Washington

Second Amendment to Agreement

SECOND AMENDMENT TO AGREEMENT

THIS SECOND AMENDMENT TO AGREEMENT (the “Amendment”) is made and entered into as of the 22nd day of July, 2005, by and between KIMCO LONGVIEW, LLC, a Delaware limited liability company (“Seller”) and INLAND REAL ESTATE ACQUISITIONS, INC. (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer entered into that certain Agreement of Sale dated June 24, 2005 (the “Agreement”), as amended, for the sale and purchase of the property commonly known as Triangle Center located in Longview, Washington, as legally described by the Agreement (the “Property”).

WHEREAS, Buyer and Seller have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.                                       Section 1.7 of the Agreement is hereby amended to provide that the Buyer’s due diligence investigation of the Property shall be extended to July 26, 2005 at midnight, New York Time.

2.                                       This Second Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Second Amendment. Each person executing this Second Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf, he or she has executed this Second Amendment. Any counterpart to this Second Amendment may be executed by facsimile copy and shall be binding on the parties.

3.                                       Except as modified herein by this Second Amendment, the Agreement shall remain unmodified and in full force and effect.

Signatures on following page.

Triangle Center

Longview, Washington

Second Amendment to Agreement

Seller:

KIMCO LONGVIEW LLC, a Delaware limited
liability company

BY: KD LONGVIEW 1029, INC., its
general partner

By:	/s/ Barbara Briamonte
Name:	Barbara Briamonte
Title:	Senior Counsel

Purchaser:

INLAND REAL ESTATE ACQUISITIONS,
INC., an Illinois corporation

By:	/s/ Lou Quilici
Name:	Lou Quilici
Title:	SR VP

2

Triangle Center

Longview, Washington

Third Amendment to Agreement

THIRD AMENDMENT TO AGREEMENT

THIS THIRD AMENDMENT TO AGREEMENT (the “Amendment”) is made and entered into as of the 28th day of July, 2005, by and between KIMCO LONGVIEW, LLC, a Delaware limited liability company (“Seller”) and INLAND REAL ESTATE ACQUISITIONS, INC. (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer entered into that certain Agreement of Sale dated June 24, 2005 (the “Agreement”), as amended, for the sale and purchase of the property commonly known as Triangle Center located in Longview, Washington, as legally described by the Agreement (the “Property”).

WHEREAS, Buyer and Seller have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.                                       Section 3C of the Agreement is hereby added to state as follows: “Buyer shall receive a cash credit at closing in the amount of One Hundred Fifty Thousand Dollars ($150,000.00).”

2.                                       Section 5.4 of the Agreement is hereby amended and restated as follows: “Seller covenants and agrees, at Seller’s sole cost and expense, to do what is required to satisfy the recommendations of ECS Illinois, LLC, as set forth in the Phase I Environmental Site Assessment, ECS Project No.l6:5464, prepared for Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Acquisitions, Inc., Inland Western Longview Triangle, L.L.C., and their lenders, successors and assigns, dated May 5, 2005 as it relates to environmental contamination generated at the Property. In addition, at Closing, Seller shall escrow the sum of Seventy-Five Thousand Dollars ($75,000.00) in an account held by Escrow Agent and jointly controlled by Seller and Buyer for the purpose of post-closing environmental monitoring and remediation until such time as Buyer receives a “No Further Action Letter” or equivalent document from the appropriate environmental authority.”

3.                                       Section 11.1 of the Agreement is hereby amended and restated as follows: “The Closing shall be held at the Title Company’s offices’ (at the address set forth above) at 9:00 a.m. on the Closing Date. The Closing shall be (i) ten (10) days after Winco and Bed, Bath and Beyond open for business (which is projected to be November 15, 2005) and (ii) after the conditions described here are satisfied.

Triangle Center

Longview, Washington

Third Amendment to Agreement

Provided, however, Seller shall have the one-time right to adjourn the Closing to January 4, 2006, upon notice to Purchaser delivered on or prior to October 31, 2005.”

4.                                       This Third Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Third Amendment. Each person executing this Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Third Amendment. Any counterpart to this Third Amendment may be executed by facsimile copy and shall be binding on the parties.

Except as modified herein by this Third Amendment, the Agreement shall remain unmodified and in full force and effect.

Seller:

KIMCO LONGVIEW LLC, a Delaware limited
liability company

BY: KD LONGVIEW 1029, INC., its
general partner

By:	/s/ Ruth Mitteldorf
Name:	Ruth Mitteldorf
Title:	VP Finance

Purchaser:

INLAND REAL ESTATE ACQUISITIONS,
INC., an Illinois corporation

By:	/s/ Lou Quilici
Name:	Lou Quilici
Title:	SR VP

2

Triangle Center

Longview, Washington

Fourth Amendment to Agreement

FOURTH AMENDMENT TO AGREEMENT

THIS FOURTH AMENDMENT TO AGREEMENT (the “Amendment”) is made and entered into as of the 2nd day of December, 2005, by and between KIMCO LONGVIEW, LLC, a Delaware limited liability company (“Seller”) and INLAND REAL ESTATE ACQUISITIONS, INC. (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer entered into that certain Agreement of Sale dated June 23, 2005 (the “Agreement”), as amended, for the sale and purchase of the property commonly known as Triangle Center located in Longview, Washington, as legally described by the Agreement (the “Property”).

WHEREAS, Buyer and Seller have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1.                                       Section 1.1 of the Agreement is hereby amended and restated as follows: “Real Estate” means the fee interest in the land described on Exhibit 1 (not including Parcel B-2) and all of the buildings and other improvements constructed thereon

2.                                       Section 5.3.1 of the Agreement is hereby amended by inserting the following at the end of Section 5.3.1: “Purchaser and Seller hereby agree that all base, monthly rental payments and monthly tax escrow of CAM and real estate taxes received shall be applied (i) first to Seller for the period beginning December 1, 2005 through January 31, 2006; then to (ii) to Buyer.”

3.                                       Section 11.1 of the Agreement is hereby amended and restated as follows: “The Closing shall be held at the Title Company’s offices (at the address set forth above) at 9:00 a.m. on the Closing Date. The Closing Date shall be December 23, 2005 subject to satisfaction of conditions precedent described by the Agreement.”

4.                                       Section 11.2 of the Agreement is hereby amended and restated as follows: “At Closing, Buyer shall pay the Purchase Price (minus the Earnout Portion of the Purchase Price and the Radio Shack Portion of the Purchase Price as defined below) in accordance with the provisions of this Agreement, and Buyer shall execute and deliver such other instruments as Seller may reasonably request in connection with or consummate the transactions contemplated by this Agreement.”

Triangle Center

Longview, Washington

Fourth Amendment to Agreement

Seller shall have a period of six (6) months from the Closing to earn the Earnout Portion of the Purchase Price in regard to the following tenants: (1) Sleep Country and (2) Washington State Liquor Store (“Earnout Tenants”). It shall be a condition precedent to Buyer’s obligation to pay the Earnout Portion of the Purchase Price to Seller that on or before the third (3rd) business day prior to the Earnout Date (defined below) that the Tenant Conditions (as defined by the Agreement) related to the Earnout Tenants shall then have been met. In addition, Seller shall have delivered to Buyer a date down of Buyer’s Owner’s Title Policy confirming that no liens have been filed against the Property. It is understood and agreed that all expenses (i.e., CAM, real estate taxes and insurance) incurred after Closing but prior to the Earnout Date and which are related to the Earnout Tenants are to be paid by Seller to Buyer at the time of the applicable Earnout Date. The term “Earnout Date” shall mean the date when all of the foregoing shall have occurred with respect to all of the Earnout Tenants space, but in no event later than six (6) months following the Closing. Upon the Earnout Date, the “Earnout Portion of the Purchase Price” shall be Three Million Seven Hundred Ninety Nine Thousand Eight Hundred Twelve Dollars and No/100 ($3,799,812.00).

Seller shall have a period of six (6) months from the Closing to earn the Radio Shack Portion of the Purchase Price in regard to the Radio Shack tenancy. It shall be a condition precedent to Buyer’s obligation to pay the Radio Shack Portion of the Purchase Price to Seller that on or before the third (3rd) business day prior to the Radio Shack Earnout Date (defined below) that Seller, at its sole cost and expense, will cause Radio Shack to provide to Purchaser a “clean” estoppel. The term “Radio Shack Earnout Date” shall mean the date when all of the foregoing shall have occurred with respect to Radio Shack’s Tenant space, but in no event later than six (6) months following the Closing. Upon the Radio Shack Earnout Date, the “Radio Shack Portion of the Purchase Price” shall be Six Hundred Five Thousand Dollars and No/100 ($605,000.00).”

5.                                       Section  11.3(c) of the Agreement shall be amended by inserting the following at the end of Section 11.3(c): “In addition, at Closing, Seller agrees to fund a joint order escrow (the “Rite-Aid Escrow”) with the Title Company in regard to the Thrifty Payless, Inc. (“Rite-Aid”) tenancy.   The Rite-Aid Escrow shall be funded by Seller from its net proceeds of sale equal to two (2) years of rent and reimbursables in the amount of Three Hundred Thirty Six Thousand Nine Hundred Sixty Eight Dollars and No/100 ($336,968.00). Seller shall be entitled to receive the funds held in the Rite-Aid Escrow upon satisfaction of the Tenant Conditions by Rite-Aid.”

6.                                       The following shall be inserted as Paragraph 11.6 of the Agreement: “Seller and Purchaser hereby agree that at Closing, Purchaser shall receive a credit for all rents through January 31, 2006.   Purchaser

2

Triangle Center

Longview, Washington

Fourth Amendment to Agreement

further agrees that it shall not deliver any tenant re-direction or tenant notice letters to any Tenant at the Property earlier than January 10, 2006.”

7.                                       This Fourth Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Fourth Amendment. Each person executing this Fourth Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Fourth Amendment. Any counterpart to this Fourth Amendment may be executed by facsimile copy and shall be binding on the parties.

Except as modified herein by this Fourth Amendment, and as previously amended, the Agreement shall remain unmodified and in full force and effect.

Seller:

KIMCO LONGVIEW LLC, a Delaware limited
liability company

BY: KD LONGVIEW 1029, INC., its
general partner

By:	/s/ Ruth Mitteldorf
Name:	Ruth Mitteldorf
Title:	VP - Finance

Purchaser:

INLAND REAL ESTATE ACQUISITIONS,
INC., an Illinois corporation

By:	/s/ Lou Quilici
Name:	Lou Quilici
Title:	SR VP

3

Site 1029

AGREEMENT OF SALE

THIS AGREEMENT made this 23rd day of June, 2005, between KIMCO LONGVIEW, LLC, a Delaware Limited Liability Company, with an office at 3333 New Hyde Park Road, Suite 100 (P. O. Box 5020), New Hyde Park, New York 11042 (hereinafter, “Seller”), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois Corporation, with an office at 2901 Butterfield Road, Oak Brook, Illinois 60523 (hereinafter, “Buyer”).

WHEREAS, Seller owns a portion of the shopping center commonly known as Triangle Center, located in Longview, Washington (the “Shopping Center”) and Seller wishes to sell and Buyer wishes to buy Seller’s entire right title and interest in the Shopping Center;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.                                       DEFINITIONS. The following expressions shall have the meanings set forth below:

1.1                                 “Real Estate” means the fee interest in the land described on Exhibit 1 and all of the buildings and other improvements constructed thereon.

1.2                                 “Space Lease(s)” means all lease(s), license(s), concessions or other occupancy or use agreements, including all modifications, addenda and supplements thereto and guarantees thereof, applicable to any part of the Real Estate.  All existing Space Leases as of the date hereof are listed on attached Exhibit 2.

1.3                                 “Property” means collectively all of Seller’s rights and interests in the Real Estate, the Space Leases and the other assets described in Article 2 hereof.

1.4                                 “Closing Date” means the date on which Closing occurs.  “Closing” means the event whereby title to the Property is actually conveyed by Seller to Buyer.

1.5                                 “Service Contracts” means all written agreements pursuant to which goods, services or supplies are furnished on a recurring basis for the operation of the Real Estate and are approved by Buyer during the Due Diligence Period (as hereinafter defined).   Copies of such Service Contracts are attached as Exhibit 3.

1.6                                 “Escrow Agent” means Chicago Title and Trust Company, 171 North Clark Street, Chicago, Illinois, Attn: Nancy Castro, Escrow Agent. Chicago Title and Trust Company may also be hereinafter referred to as the “Title Company”.

1.7                                 “Due Diligence Period” means a period of time commencing on the date a fully executed copy of this Agreement is received by Buyer in accordance with Article 13 hereof and expiring at midnight, New York time on July 7, 2005.

1.8                                 “Permitted Exceptions” means those certain title exceptions set forth in Exhibit 6 attached hereto that are approved by Buyer in accordance with the terms of Article 6 hereof.

1.9                                 “Personal Property” means all personal property and equipment (if any) owned by Seller and located on the Real Estate.

1.10                           “First Deposit” means a deposit, to be paid by Buyer to Escrow Agent upon the execution hereof, in the amount of Five Hundred Thousand (500,000.00) Dollars, plus all interest earned thereon.   “Second Deposit” means a deposit, to be paid by Buyer to Escrow Agent pursuant to Section 3(A)(ii), in the amount of One Million Five Hundred Thousand ($1,500,000.00) Dollars, plus all interest earned therein. “Deposit” means the First Deposit and Second Deposit collectively.

1.11                           “REA” means that certain Declaration of Easement and Conditions by and between Seller (“Seller”) dated September 20, 2003, recorded on September 30, 2003 in the Office of the Cowlitz County Clerk, Cowlitz County State of Washington, as document number 3201926, as amended by First Amendment to Declaration of Easements and Conditions made by Seller dated and recorded on October 16, 2003 as Document Number 3203996.

2.                                       SALE AND PURCHASE.  In accordance with the provisions of this Agreement, Seller agrees to sell, convey, assign and transfer to Buyer, and Buyer agrees to purchase and acquire from Seller, subject to the Permitted Exceptions and Space Leases, all of Seller’s right, title and interest in and to: (a) the Real Estate, (b) the Space Leases, (c) any Personal Property, (d) any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Real Estate, (e) any strips or gores adjoining the Real Estate, (f) all appurtenances and hereditaments appertaining to the Real Estate and (g) the right to use, in common with others the name “Triangle Center” provided Buyer’s use of same is done in a commercially reasonable manner in connection with the first class operation of the

3.                                       PURCHASE PRICE.   The “Purchase Price” for the Property shall be Forty Million ($40,000,000.00) Dollars shall be paid as follows:

A.                                   (i)                                     Upon the execution of this Agreement Buyer shall pay the Deposit to Escrow Agent by bank check to the order of Escrow Agent or wire transfer of federal funds for immediate credit.

(ii)                                  The Deposit shall be invested by Escrow Agent in a sound financial institution’s money market fund or account which pays interest or dividends, in Escrow Agent’s name separate from its personal and business accounts. All investment decisions shall be made by Buyer. If no Closing occurs, all interest or dividends earned shall be paid to the party entitled to the escrowed proceeds, which party shall pay all income taxes thereon. The parties shall furnish Escrow Agent with their respective tax identification numbers.   At Closing, Escrow Agent shall pay the Deposit (together with all interest earned thereon) to Seller; and the principal portion of the Deposit shall be a credit against the Purchase Price (but no such credit shall be given for the interest earned on such principal portion of the Deposit, if any, which shall be the property of Buyer). All escrow fees, if any, charged by Escrow Agent shall be equally shared by Seller and Buyer. Escrow Agent shall hold the Deposit as set forth above unless either Seller or Buyer makes a written demand upon Escrow Agent for the Deposit accompanied by an affidavit signed by the party making the demand stating sufficient facts to show that said party is entitled to receive the Deposit pursuant to the terms of this Agreement.  Upon receipt of such demand, Escrow Agent shall give ten (10) days written notice to the other party of such demand and of Escrow Agent’s intention to remit the Deposit to the party making the demand on the stated date, together with a copy of the affidavit.   If Escrow Agent does not receive a written objection before the proposed date for remitting the Deposit, Escrow Agent is hereby authorized to so remit.   If, however, Escrow Agent actually receives written objection from the other party before the proposed date on which the Deposit is to be remitted, Escrow Agent shall continue to hold the Deposit until otherwise directed by joint written instructions from Seller and Buyer or until a final judgment of an appropriate court. In the event of a dispute, Escrow Agent may place the Deposit with an appropriate court and, after giving written notice of such action to the parties, Escrow Agent shall have no further obligations with respect to the Deposit. The parties acknowledge that Escrow Agent is acting as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and the Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith or in willful or negligent disregard of this Agreement.   Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorney’ fees, incurred in connection with the faithful performance of Escrow Agent’s duties hereunder.   Escrow Agent acknowledges agreement to the provisions of this Agreement applicable to it by signing on the signature page of this Agreement. Notwithstanding the foregoing, Buyer shall have the right to deliver a notice of termination of this Agreement to Escrow Agent and Seller on or prior to the expiration of the Due Diligence Period and Escrow Agent shall be authorized, immediately upon receipt of such notice and verification of Seller’s receipt of same, to return the Earnest Money to Buyer. Buyer agrees to return all documents provided to Buyer by or on behalf of Seller to Seller within fifteen (15) days of Tenant’s delivery of the notice of termination to Escrow Agent and Seller.

(iii)                               If Buyer does not terminate this Agreement prior to the expiration of the Due Diligence Period then Buyer shall pay the Second Deposit to Escrow Agent by wire transfer of Federal Funds for immediate credit, such payment to be made by Buyer on the next business day after the expiration of the Due Diligence Period.

B.                                     At Closing, and subject to the terms and provisions of this Agreement, Buyer shall pay Seller the balance of the Purchase Price by wire transfer of immediately available federal funds into a so-called “New York Style” closing escrow to be established by the Escrow Agent.   Seller shall furnish Escrow Agent with wire transfer instructions prior to Closing.

C.                                     Intentionally deleted.

D.                                    In connection with any Personal Property included in the sale, the parties agree that no part of the Purchase Price shall be deemed to have been paid by Buyer on account thereof.

4.                                       CONDITIONS PRIOR TO CLOSING; DUE DILIGENCE PERIOD.

4.1                                 (A) Buyer shall at Closing accept the Property in AS IS physical condition as exists on the date hereof, subject to reasonable wear and tear between the date hereof and the Closing Date. Buyer acknowledges that Buyer will have the Due Diligence Period to inspect the Shopping Center or cause an inspection thereof to be made on Buyer’s behalf and it is understood and agreed that neither Seller nor any person acting or purporting to act for Seller has made or now makes any representation as to the physical condition (latent or patent or otherwise), income, expense, operation, legality of current rents, or any other matter of thing affecting or relating to the Shopping Center except as herein specifically set forth. Buyer hereby expressly acknowledges that except as expressly set forth herein, no such representations have been made and Buyer further agrees to take the Shopping Center “as is” as of the date hereof and subject to normal use, wear, tear, and deterioration between now and Closing. Buyer agrees that Seller is not liable or bound in any manner by any financial or written statements, representations, real estate brokers’ “set-ups”, or information pertaining to the Shopping Center furnished by any real estate broker, agent, employee, trustee, servant or other person, unless the same are specifically set forth herein. It is understood and agreed that all understandings and agreements heretofore had between the parties are hereby merged in this Agreement which alone fully and completely expresses their agreement and that the same is entered into after full investigation, neither party relying upon any statement or representation made by the other not embodied in this Agreement.

(B)  Seller’s Required Pre-Closing Deliveries

Seller shall, as soon as practicable after the date of this Agreement but not later than five (5) business days after the date of this Agreement, deliver to Buyer the following (which are referred to herein as “Pre-Closing Deliveries”): (a) copy of the Space Leases affecting the Property and the Ground Leases; (b) a certification from Seller (pursuant to the terms of the Rent Roll (Exhibit 2) setting forth the name of each tenant at the Property and the date of the Space Leases and any modifications or amendments thereto, the amount of rent payable by each tenant throughout the term of its respective Space Lease, any concessions granted to the tenants, the amount of security deposits, if any, (or a certification that Seller is not holding any security deposits), the expiration date of the Space Leases, and the existence of any options to renew or extend the term of the Space Leases or to purchase all or any part of the Property and such information with respect to any subtenant if Seller has knowledge thereof; (c) a certification by Seller that there are no employees at the Property; (d) a certification by Seller that, other than as disclosed to Buyer, there are no service agreements, maintenance contracts or other similar agreements affecting the Property; (e) copies of the most recent tax bill for the Property, together with copies of any notice of assessments received by Seller, or any other information relative to taxes assessed against the Property; (f) copies, if any, of any environmental reports, architectural drawings, warranties, guarantees, plans and specs or any similar document in Seller’s possession relating to the Property; (g) copies of any insurance policies or certificates insuring the Property, whether purchased by Seller or by the tenants under the Space Leases; (h) copies of certificates of occupancy for each tenant at the Property and copies of any building code violations received by Seller with respect to the Property during the last two years and evidence reasonably acceptable to Buyer that such violations have been corrected, or a certification from Seller that it has not received any notice of building code violations; (i) the materials described on Buyer’s Due Diligence Checklist, attached hereto as Exhibit 12, and made a part hereof; (j) as applicable (depending upon the number of years the Property has been operating), an operating statement for the Property for the two calendar years prior to the year of the date hereof, and monthly operating statements for the Property for each month of the year of the date hereof. Such statements shall include reasonable detail of all items of income and expense, other than construction costs as well as all items of capital expenditures made during the relevant periods, other than capital expenditures made in connection with the initial construction of the Shopping Center, and (k) an engagement and representation letter signed by Seller and prepared by and for the benefit of Buyer’s auditors substantially in the form attached hereto as Exhibit 18, and made a part hereof.

4.2                                 On and after the date hereof, Buyer shall have access to the Property for the purpose of making engineering, survey or non-intrusive inspections and independent investigations; and Seller will on receipt of reasonable prior written notice, provide Buyer with access to information within its possession or control with respect to the Property, including (without limitation) full and accurate copies of Space Leases, Service Contracts, title information or instruments, and books and operating records of the Shopping Center.   Buyer agrees to defend, indemnify and hold Seller harmless from any personal injury or property damage caused by Buyer in doing any testing, inspections or survey and such obligation shall survive the Closing or sooner termination of this Agreement.   Buyer shall give Seller true, accurate and complete copies of all written reports prepared by third parties resulting from Buyer’s inspections and investigations.

4.3                                 (a)                                  Buyer shall have the Due Diligence Period within which to inspect and examine the Real Estate, the Space Leases and the Service Contracts.

(b)                                 In the event that during the Due Diligence Period, Buyer, in its sole judgment, and absolute discretion, determines that Buyer is not satisfied with the condition of the Real Estate, the Property, the Space Leases, the Ground Leases, or the Service Contracts then, prior to the end of the Due Diligence Period, Buyer shall have the right by giving written notice to Seller and Escrow Agent to cancel and terminate this Agreement without liability except as set forth in Sections 4.2 and 15.8.   Upon receipt of such notice prior to the end of the Due Diligence Period, Escrow Agent shall deliver the Deposit to Buyer.   In the event Buyer fails to give such notice prior to the end of the Due Diligence Period, Buyer’s right to cancel this Agreement pursuant to this Section 4 shall lapse.

(c)                                  Notwithstanding expiration of the Due Diligence Period, Buyer shall have the right to approve of (i) any material changes in the status of title from the date of expiration of the Due Diligence Period through the date of Closing; and (ii) the final As-Built Survey of the Property to the extent such survey describes matters not depicted on the survey provided prior to the expiration of the Due Diligence Period and such matters materially affect marketability and/or financeability of the Property.

4.4                                 Audit. At such time as Buyer’s auditors (KPMG) complete the audit of Property operations, Seller agrees to execute and deliver to KPMG the audit letter attached hereto as Exhibit 18, and made a part hereof. The provisions of this Section 4.5 shall survive Closing.

5.                                       ADJUSTMENTS AND PRORATIONS.

5.1                                 Seller shall be entitled to all income produced from the operation of the Property which is allocable to the period prior to the Closing Date and shall be responsible for all expenses allocable to that period; and Buyer shall be entitled to all income and responsible for all expenses allocable to the period beginning at 12:01 A.M. on the Closing Date. At Closing, all items of income and expense with respect to the Property shall be prorated in accordance with the foregoing provisions and the rules for the specific items set forth hereafter:

5.1.1                        Seller shall arrange for a billing under all those Service Contracts for which fees are based on usage and with utility companies for a billing for utilities, to include all utilities or service used up to the Closing Date, and Seller shall pay the resultant bills.  In the event any of the Service Contracts set forth in Exhibit 3 cover periods beyond the Closing Date the same shall be prorated on a per diem basis.

5.1.2                        Real estate taxes, general, special and/or betterment assessments and personal property taxes shall be prorated based upon the period (i.e., calendar or other tax fiscal year) to which same are attributable, regardless of whether or not any such taxes are then due and payable or are a lien. Seller shall pay at or prior to Closing (or Buyer shall receive credit for) those unpaid taxes which are attributable to periods prior to the Closing Date. In the event that as of the Closing Date the actual tax bills for the tax year or years in question are not available and the amount of taxes to be prorated as aforesaid cannot be ascertained, then rates, millages and assessed valuation of the previous year, with known changes, shall be used; and after the Closing occurs and when the actual amount of taxes for the year or years in question shall be determinable, such taxes will be re-prorated between the parties to reflect the actual amount of such taxes.

5.1.3                        Rentals and other payments (other than “percentage rent” and common area maintenance charges which are dealt with in Section 5.1.4 and Section 5.1.6) which are payable pursuant to Space Leases shall be prorated on a per diem basis as and when collected (subject to the provisions of Section 5.3). Buyer shall not be obligated to make any payment or give any credit to Seller on account of or by reason of any rental or other payments which are unpaid as of the Closing Date, but shall be required to turn over Seller’s share of the same within ten (10) days if, as and when received by Buyer after the Closing; likewise, Seller agrees to turn over Buyer’s share of any payments received from tenants applicable to any period from and after the date of Closing within ten (10) days of Seller’s receipt of same; this provision shall survive Closing.

5.1.4                        Percentage rent; if any, payable under each Space Lease shall be prorated with respect to the lease year thereunder in which Closing occurs on a per diem basis as and when collected.  Any percentage rent collected by Buyer including any percentage rent which is delinquent and pertaining to (i) an entire lease year or accounting period of a tenant under a Space Lease which ends on a date prior to the Closing Date, or (ii) that portion of a lease year or accounting period of such tenant covering a period prior to the Closing Date where such lease year or accounting period begins prior to the Closing Date and ends thereafter shall in both cases be paid to Seller within ten (10) days of receipt by Buyer; and if any tenant’s Space Lease provides for offsets or deductions against percentage rent, then such offsets or deductions shall be prorated in the same manner as the percentage rent itself is prorated. This provision shall survive Closing.

5.1.5                        Gas, water, electricity, heat, fuel, sewer and other utilities charges to which Section 5.1.1 cannot be applied, and the governmental licenses, permits and inspection fees and operating expenses relating to the Shopping Center (expressly excluding therefrom, however, such expenses relating to the initial construction of the Shopping Center), shall be prorated on a per diem basis.

5.1.6                        Common area maintenance expenses and charges shall be prorated. Seller shall be responsible for all common area expenses and charges incurred prior to the Closing Date, and Buyer shall be responsible for the same accruing on and subsequent to the Closing Date.   All common area expense payments made by each tenant and such charges paid under its Space Lease for the entire lease year during which the Closing occurs, including end-of-year adjustments, if any, shall be prorated between Seller and Buyer in the following manner:   Not later than three (3) days prior to Closing, Seller shall deliver to Buyer, with regard to each Shopping Center tenant required to pay common area charges (“CAM Charges”) under its lease, a detailed computation showing all CAM Charge expenses incurred by Seller for the period from the beginning of each such tenant’s then current billing period for CAM Charges (e.g., calendar year, lease year, etc.) through the Closing Date, any CAM estimated payments or charges collected by Seller relating to such tenant (hereinafter “CAM Estimates”), and a bill for the tenant’s pro rata share of CAM Charges (i.e., for CAM charges through the Closing Date net of any such CAM Estimates held by Seller), together with all invoices and other evidence documenting such CAM Charges in detail required by such tenant’s lease.  Buyer shall send any such bills to tenants promptly following Closing, in which event such tenant shall pay any amount shown due directly to Seller, and except as otherwise stated in Section 5.3.3 below Buyer shall have no responsibility to collect same.   However, if any tenant rightfully refuses to pay such bill for CAM Charges due through the Closing Date, then Buyer shall resubmit such bill to any such tenant at the same time as Buyer next submits Buyer’s own bill to any such tenant; and any payment thereafter made by any such tenant on account of CAM Charges shall belong to and be forwarded within ten (10) days of its receipt to Seller until Seller’s bill is paid in full.

Any CAM Estimates for any tenant shall be retained by Seller up to the amount of the pre-Closing CAM Charges payable by such tenant as evidenced by such bills and computations delivered by Seller at Closing, and Buyer shall receive a credit for any excess CAM Estimates collected by Seller.

5.1.7                        All prepaid rentals, other prepaid payments(other than monthly real estate tax estimates or installments), security deposits paid pursuant to Space Leases, electric, gas, sewer and water deposits deposited with Seller by tenants, (including any accrued interest required under any Space Lease on all of the foregoing, unless Seller is entitled to retain the benefit thereof) under any Space Leases, license agreements or concession agreements relating to the Property, shall all belong to Buyer and all shall be assigned and delivered to Buyer at Closing, whereupon Seller shall be released from all liability with respect thereto.  At Seller’s option, Buyer shall receive a cash credit in the amount of all Security Deposits to be delivered to Buyer at Closing, and Seller may retain same.

5.1.8                        Buyer shall not be responsible for any charges, salaries, vacation pay or fringe benefits of employees of Seller prior to or following the Closing and none of the foregoing shall be prorated.

5.2                                 All prorations and payments to be made under the foregoing provisions shall be made on the basis of a written statement or statements delivered to Buyer by Seller and approved by Buyer.  In the event any prorations, apportionments or computation shall prove to be incorrect for any reason, then either party shall be entitled to an adjustment to correct the same, provided that it makes written demand on the one from who it is entitled to such adjustment within two (2) years after the erroneous payment or computation was made; this provision shall survive Closing.

5.3                                 All accounts receivable flowing from the Property shall be treated as follows:

5.3.1                        Buyer and Seller agree to treat all base or minimum rental payments received from a tenant as applicable to base or minimum rent which was owed by that tenant, if any, first for the month prior to the month in which Closing occurs and next for the month in which Closing occurs until the base or minimum rental amount due to Seller for such periods have been collected. In the event that there remains any unpaid base or minimum rent for a period prior to such periods, all payments of base or minimum rent received from such tenant shall be applied to sums owed Buyer before any part thereof shall be treated as belonging to Seller. In the event that there remains any unpaid tenant receivable other than base or minimum rent (including without limitation any tax, CAM, insurance or percentage rent payments) for any period prior to Closing, all payments received from any tenant in arrears (whether base or minimum rent or any other amount) shall be applied first to any such sums owed Buyer from such tenant before any part thereof shall be treated as belonging to Seller.

5.3.2                        In the event that any tenant of Seller or Buyer shall hereafter apply or shall have heretofore applied for relief under the provisions of any bankruptcy or similar laws for the protection of debtors, the provisions of Section 5.3.1 shall not apply, and the parties shall have the right to seek collection of their respective accounts, their entitlements being determined by the Closing and the other provisions of this Agreement. Neither party shall have the right to enter into any transactions that purport to compromise claims belonging to the other, without the other party’s prior written consent.

5.3.3                        “If at the Closing Date any tenants owe Seller any money (i.e. reimbursements to Seller for payment of liens or violations on the Property that were created by tenant(s) but that Seller is required hereunder to satisfy in order to effectuate the sale of the Property or rent arrears (which shall include CAM and tax reimbursements)), Seller shall have the right, subsequent to the Closing, to collect such sums directly from the tenants, including bringing lawsuits against the tenants (at Seller’s sole expense) for such collection (except that Seller is prohibited from bringing a lawsuit against any tenant(s) to collect rent in arrears for a period of thirty (30) days after such dispute or arrears has arisen (the “Buyer Collection Period”); instead Buyer agrees to use commercially reasonable efforts to collect such arrears on Seller’s behalf, if Buyer is unsuccessful in collecting the tenant arrears by the expiration of the Buyer Collection Period, then Seller shall have the right to collect such sums directly form the tenants including bringing lawsuits against the tenants (at Sellers sole expense) for such collection, however, Seller agrees that any such legal action or collection shall not include any disturbance of the possession, use or occupancy of the tenants or any right to evict the tenants, whether pursuant to the lease provisions or otherwise, and Buyer shall at Seller’s expense join in any lawsuit and/or also participate or cooperate with Seller in its collection attempts. Buyer will (at Seller’s expense) join in such a lawsuit or action only if the same does not include or require disturbance of the possession of any tenants.”

5.3.4                        In the event Seller has granted rent concessions to tenants under space lease(s) that would extend beyond the Closing Date, Buyer shall receive credit for same.

5.4                                 If Buyer accepts the environmental condition of the Property during the Due Diligence Period, then, prior to the expiration of the Due Diligence Period, Seller and Buyer shall reasonably agree upon a credit to be given to Buyer at Closing for the purpose of post-closing environmental monitoring.

5.5                                 The provisions of this Article 5 will survive Closing.

6.                                       TITLE AND SURVEY.

6.1                                 Seller shall convey and Buyer shall accept, subject to the right of Buyer to review and approve all title matters, documents and plats of record in regard to the condition of title to the Property, title such as the Title Company will be willing to approve and insure subject only to Permitted Exceptions as provided for in this Agreement. Buyer acknowledges that it has heretofore received copies of Seller’s existing title insurance policy for the Real Estate (the “Existing Title Policy”) and of Seller’s existing survey of the Real Estate (the “Existing Survey”). Promptly following the execution of this Agreement, Seller shall obtain (see Section 6.4 for allocation of costs) updates of the Existing Survey to the certification standards described upon the Surveyor’s certification attached hereto as Exhibit 13 and made a part hereof (such updated survey hereinafter referred to as the “Updated Survey”). Seller shall cause it to be certified to Seller and Buyer and Seller shall promptly furnish Buyer, Seller and the Title Company with a copy thereof. Promptly following the execution of this Agreement, Seller shall also (see Section 6.4 for allocation of costs) obtain a commitment for ALTA Form B Leasehold Title Insurance (the “Title Commitment”); and Seller shall promptly cause the Title Company to furnish Seller and Buyer with true accurate and complete copies thereof (including true, accurate and complete copies of all underlying title exception documents referenced therein). Not later than the expiration of the Due Diligence Period, Buyer shall give Seller written notice (“Buyer’s Title/Survey Notice”) of any title exceptions which are contained in the Title Commitment and/or the Survey which are not Permitted Exceptions. Failure by Buyer to give Buyer’s Title/Survey Notice (or to object to any matter referenced in the Title Commitment) to Seller on or before said date shall constitute Buyer’s final and irrevocable approval of the condition of title (and to any such unobjected to matter) in and to the Real Estate. If Buyer’s Title/Survey Notice shall be timely given Seller shall have a period of fifteen (15) days following Seller’s receipt of Buyer’s Title/Survey Notice, to commence to remove, correct, cure or satisfy (provided Seller does in fact elect to so remove, correct, cure or satisfy) any title exceptions that were identified in Buyer’s Title/Survey Notice as not being Permitted Exceptions, it being nevertheless agreed that Seller shall have no obligation to undertake any action or to incur any expense in order to effectuate any such removal, correction, cure or satisfaction (except that notwithstanding the foregoing Seller shall be required to remove or discharge any fee mortgages or deeds of trust, as well as any other liens in an ascertainable dollar amount). In the event that Seller elects not to attempt to remove, correct, cure or satisfy the matters raised in Buyer’s Title/Survey Notice, or if having elected to do so, does not within thirty (30) days thereafter, (or such additional time as is reasonably necessary (not to exceed an additional fifteen (15) days without Buyer’s written consent) to remove, correct, cure or satisfy the matter(s) so raised using commercially reasonable good faith efforts) effectuate any such removal, correction, cure or satisfaction as aforesaid (hereinafter called “title correction”), Buyer shall have the right at its sole option either (a) to terminate this Agreement, in which event the Deposit shall be returned to Buyer and neither party shall thereafter have any further liability hereunder, or (b) to accept such title as is disclosed by the Title Commitment and/or Survey without title correction and without Survey correction and without any reduction to the Purchase Price, thereby waiving any rights against Seller with respect thereto. Said election shall be made by Buyer within three (3) days following Buyer’s receipt of written notification by Seller that Seller has not effectuated (or has elected not to effectuate) title correction. In the event that Seller (even though under no duty to do so) shall undertake title correction and/or Survey correction as aforesaid, and shall be successful, this Agreement shall continue in full force and effect and Buyer shall close the transaction contemplated hereby in accordance with the terms hereof. In the event that Seller shall only be partially successful in obtaining title and/or Survey correction, Buyer shall have the same alternative rights as Buyer would have in the event Seller had declined to seek title and/or Survey correction (as set forth above). Buyer shall make its election within three (3) days after Buyer’s receipt of written notice from Seller to Buyer of the extent to which title and/or the Survey has been corrected.

6.2                                 If at the Closing Date there may be any liens or encumbrances which render title unmarketable or otherwise are not permitted title exceptions hereunder, and which Seller is obligated or desires to pay and discharge, Seller may use any portion of the balance of the Purchase Price to satisfy the same, provided Seller shall simultaneously either deliver to Buyer at the Closing instruments in recordable form and sufficient to satisfy such liens and encumbrances of record together with the cost of recording or filing said instruments; or provided that Seller has made arrangements with the title company in advance of Closing, Seller will deposit with said company sufficient monies, acceptable to and required by it to insure obtaining and the recording of such satisfactions and the issuance of title insurance to Buyer either free of any such liens and encumbrances, or with insurance against enforcement of same out of the insured premises.   The existence of any such liens and encumbrances shall not be deemed objections to title, if Seller shall comply with the foregoing requirements.  Unpaid liens for taxes, water charges, sewer rents and assessments which are the obligation of Seller to satisfy and discharge shall be objections to title, and thus the amount thereof, plus interest and penalties thereon, shall be deducted from the Purchase Price to be paid hereunder and allowed to Buyer, subject to the provisions for apportionment of taxes, water charges and sewer rents contained herein. Unpaid franchise tax of any entity in the chain of title to which such tax is applicable, or estate, income or other taxes which may be liens against the Property as of the Closing Date shall not be an objection to title, provided the title company agrees to insure against the collection of said taxes from the Property and in such event if required by the title company, Seller agrees to deposit at Closing with the title company an amount deemed reasonable by it to secure the payment of such unpaid franchise tax, or other tax.

6.3                                 In the event that Seller is unable to convey title in accordance with the terms of this Agreement, or if any representation of Seller herein is untrue in a material respect on the Closing Date and Seller does not correct same (it being understood Seller will be entitled to a reasonable adjournment of Closing for such purpose, not to exceed fifteen (15) days), the sole responsibility of Seller will be to refund (or cause to be refunded by the Escrow Agent) to Buyer any amount paid on account of the Purchase Price; upon the making of such refund, this Agreement shall be deemed canceled, neither party shall have any further claim against the other by reason of this Agreement, except that Buyer shall remain liable on its obligations under Sections 4.2 and 15.8.

6.4                                 The costs of obtaining the Title Commitment, the policy of title insurance to issue at Closing (in form subject to Buyer’s sole discretion, and agreed to prior to the expiration of the Due Diligence Period) with premium up to the amount of the Purchase Price “Basic Title Policy” along with the costs of any excess coverage or endorsements, including, but not limited to, waiving off all new construction, Zoning 3.1 with parking and loading docks, Survey, Access, Usury, Location, Tax ID, Contiguity, EPA, Comprehensive and Doing Business, to the extent available or applicable (the “Title Endorsements”) required by Buyer shall be paid solely by Seller (Basic Title Policy plus endorsements shall be referred to collectively as the “Title Policy”). All costs of the survey shall be borne by Seller.

7.                                       DAMAGE, DESTRUCTION OR REQUIRED ALTERATION.

7.1                                 Prior to Closing, in the event of any damage to or destruction of all or part of the Real Estate (notice of which shall be given to Buyer by Seller as soon as practicable following its occurrence), then Seller shall have the right (but not the obligation) to adjourn the Closing Date for up to sixty (60) days in order to repair or replace such damage or destruction, except that if the cost of such repair or replacement exceeds ten percent of the Purchase Price, then in any such case (i) Buyer shall have the right to terminate this Agreement by giving Seller written notice of its intention to do so, such notice by Buyer to Seller to be given not later than three (3) days after Buyer shall have received the notice from Seller of such aforesaid occurrence, (in which event the Deposit shall forthwith be returned to Buyer, whereupon this Agreement shall be null and void and of no further force or effect whatsoever, except that Buyer shall remain liable on its obligations under Sections 4.2 and 15.8); or (ii) if Buyer elects not to (or does not have the right to) terminate this Agreement, this Agreement shall continue in full force and effect except that at Closing Buyer shall receive an abatement of the Purchase Price in an amount equal to Seller’s reasonable good faith estimate of the amount required to repair and restore all unrepaired damage (and Seller shall retain all rights to collect insurance proceeds for such loss). Buyer may elect to have its architect provide a good faith estimate of the amount required to repair and restore all unrepaired damage. If Seller’s estimate disagrees with Buyer’s architect’s estimate, the parties shall select another architect to make a final determination of the amount required to repair and restore all unrepaired damage and both parties shall be bound by the third architect’s determination. The party whose architect differs most from the third architect’s determination shall pay the third architect’s fee.

7.2(a) In the event that any governmental authority having jurisdiction of all or part of the Real Estate has notified Seller before the Closing that some alteration of or addition to the Real Estate is required to be made by law, rule or regulation (notice of which shall be given to Buyer by Seller as soon as practicable after its receipt) or otherwise requires a cure of a violation, then (subject to the provisions of Section 7.2(b)) Seller shall have the right (but not the obligation) to undertake such alteration or addition or cure; provided, however, that if the cost of such alteration or addition or cure shall exceed the sum of one (1%) percent of the Purchase Price, then in such event Seller may either elect to pay the entire cost and cure the same before the Closing or may decline to undertake the same, in which event Buyer shall have the option, exercisable within three (3) days following notice from Seller of the requirement and Seller’s refusal to comply therewith, (i) to terminate this Agreement by giving Seller notice thereof (in which event the Deposit shall forthwith be returned to Buyer, whereupon the Agreement shall be null and void and of no further force or effect whatsoever, except that Buyer shall remain liable on its obligations under Sections 4.2 and 15.8); or (ii) if such notice of termination is not timely given, to proceed with the Closing, in which event the Purchase Price shall be reduced by Seller’s reasonable good faith estimate of the cost to cure, up to the maximum sum of one percent of the Purchase Price. Buyer may elect to have its engineer provide a good faith estimate of the cost to cure. If Seller’s estimate disagrees with Buyer’s architect’s estimate, the parties shall select another engineer to make a final determination of the cost to cure and both parties shall be bound by the third engineer’s determination. The party whose engineer differs most from the third engineer’s determination shall pay the third engineer’s fee.

(b)                                 Notwithstanding the foregoing provisions of Section 7.2(a), Seller may elect but shall have no obligation to cure or pay for, , any violation which either (i) is first placed (i.e., notice first given to Seller or first placed of record) after the date of this Agreement, or (ii) is the responsibility of a Shopping Center tenant to cure or discharge pursuant to its Space Lease. In the event Seller elects to cure or pay for such violation(s), Seller shall have a period of fifteen (15) days after receipt of notice of the violation to commence to cure or pay for same, and shall proceed with diligence to cure same, however, if Seller elects to cure a violation, and Seller reasonably believe that the Closing Date (as hereinafter defined) will need to be extended more than thirty (30) days to effectuate the cure, then Seller shall not commence to cure the violation then Buyer may elect to (i) complete the purchase without any adjustment in the Purchase Price or (ii) terminate the Agreement in such event, unless Buyer agrees to the required extension. In the event Seller elects not to cure or pay for such violation, the sole responsibility of Seller will be to refund (or cause to be refunded by the Escrow Agent) to Buyer any amount paid on account of the Purchase Price; upon the making of such refund, this Agreement shall be deemed cancelled, neither party shall have any further claim against the other by reason of this Agreement, except that Buyer shall remain liable on its obligations under Sections 4.2 and 15.8.

8.                                       EMINENT DOMAIN.   In the event that any eminent domain proceedings shall be commenced prior to the Closing affecting (i) any of the parking area(s) within the Real Estate or any access roadway serving the Real Estate that is not replaced by an access roadway in a comparable location with respect to the Real Estate; or (ii) which is of such a nature as would permit any tenant occupying leased premises to cancel its Space Lease, Buyer shall have the right to terminate this Agreement, by written notice given to Seller within three (3) days after the event, (in which case the Deposit shall forthwith be returned to Buyer, whereupon the Agreement shall be null and void and of no further force or effect whatsoever). In any case wherein Buyer has the right to terminate this Agreement pursuant to this Section 8 and Buyer elects not to terminate, or in any case wherein Buyer does not have the right to terminate, Buyer and Seller shall consummate Closing on the Closing Date, without any reduction to or abatement of the Purchase Price, and all theretofore unpaid condemnation awards shall belong to Buyer.

9.                                       NO ASSIGNMENT.   Buyer shall not have the right to assign this Agreement or its rights under this Agreement without obtaining in each instance Seller’s prior written consent. Notwithstanding the foregoing, Buyer shall have the right, without Seller’s consent, to assign its entire right, title and interest in and to this Agreement, expressly including the Deposit, to any entity controlling, controlled by, or under common control with Buyer or Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, (an “Affiliate”); provided that, not less than three (3) business days prior to Closing, Seller receives an executed assignment and assumption agreement, in a commercially reasonable form, which expressly assigns the Deposit and in which such assignee expressly assumes performance of this Agreement for the benefit of Seller.  No such assignment or designation shall relieve or release Buyer from any obligations under this Agreement (whether arising pre- or post-closing), and Buyer shall remain jointly and severally liable for all of same together with such assignee.

10.                                 COVENANTS AND REPRESENTATIONS.  As of the date hereof, and to the best of Seller’s knowledge, Seller covenants, warrants and represents to Buyer the following:

10.1                           Seller has obtained any consents from partners and/or shareholders required to permit the transactions contemplated by this Agreement including the sale of the Property to Buyer.

10.2                           There is no pending or threatened litigation affecting the Property brought by or against Seller that would materially adversely affect Buyer except as set forth in Exhibit 7 attached hereto and made a part hereof. If Seller is served with process or receives notice that litigation relating to the Property has been commenced against it, Seller shall promptly notify Buyer. The provisions of this Section shall not apply to any litigation relating to the property involving personal injury or property damage(s) covered by insurance.

10.3                           The Space Leases described in Exhibit 2 comprise all the Space Leases presently existing, and same have not been materially amended or modified except (if at all) as may be set forth in Exhibit 2. Seller has neither given nor received any outstanding, uncured notice of default to or from any Space Lease tenant. Following a date which is five (5) business days prior to the expiration of the Due Diligence Period (the “Cut Off Date”), and prior to Closing, Seller will not, without the prior written consent of Buyer (which Buyer agrees not to reasonably withhold or delay), cancel (except for default by a tenant) or materially amend any Space Lease, or enter into any new Space Lease or any Service Contract affecting the Property not cancelable on 30 days notice. On or prior to the Cut Off Date, Seller may take any of the foregoing actions without Buyer’s consent, provided it delivers a copy of any new documentation evidencing same to Buyer not later than three (3) business days prior to the expiration of the Due Diligence Period.

10.4                           Except as otherwise expressly provided herein, there are no contracts or agreements affecting the Property other than the Service Contracts, Space Leases, and Permitted Exceptions; and there are no on-site employees or hired persons in connection with the management, operation or maintenance of the Property; and Buyer shall have no obligation, liability or responsibility with respect to charges, salaries, vacation pay, fringe benefits or like items subsequent to Closing, nor with any management or employment agreements with respect to the Property.

10.5                           The signatories to this Agreement on behalf of Seller have the power and authority to enter into this Agreement and to bind Seller to the provisions hereof.

10.6                           As of the date hereof: (i) to Daniel Slattery’s knowledge Seller is not aware of and has receive no building code violation notices with respect to the Property (other than notices of violations which have been removed or corrected); and (ii) to Daniel Slattery’s knowledge Seller is not aware of and has received no notices of any action or governmental proceeding in connection with eminent domain, or for a zoning change, which would affect the Property; and (iii) to Daniel Slattery’s knowledge Seller is not aware of any structural problems in the improvements constructed upon the Property and the exterior structures are in good condition and repair.

10.7                           Intentionally Deleted.

11.                                 THE CLOSING.

11.1                           The Closing shall be held at the Title Company’s offices (at the address set forth above) at 9:00 A.M. on the Closing Date.  The Closing shall be (i) ten (10) days after Winco and Bed,

Bath and Beyond open for business (which is projected to be October 15, 2005) and (ii) after the conditions described herein are satisfied.

11.2                           At Closing, Buyer shall pay the Purchase Price as adjusted in accordance with the provisions of this Agreement; and Buyer shall execute and deliver such other instruments as Seller may reasonably request in connection with or to consummate the transactions contemplated by this Agreement.

11.3                           (A)                              At Closing, Seller shall deliver to Buyer the following:

(a)                                  A Special Warranty Deed in favor of Buyer for the Real Estate in proper recordable form and duly executed and acknowledged by Seller.

(b)                                 A.F.I.R.P.T.A. affidavit.

(c)                                  It shall be a condition precedent to Buyer’s obligation to remit the remainder of the Purchase Price to the Title Company on the Closing Date and effectuate the transaction contemplated herein that on or before the third (3rd) business day prior to the Closing Date, Buyer shall have received an estoppel certificate from each of the following “tenants” under a Space Lease:

1.	Michaels
2.	Bed, Bath & Beyond
3.	Rite Aid
4.	Stewart Title
5.	Blockbuster
6.	Hallmark
7.	Petco
8.	Ace Hardware
9.	Washington Mutual
10.	Lower Columbia Eye Care
11.	Ross
12.	Lane Bryant
13.	Radio Shack
14.	Triangle Bowl
(“Anchor Tenants”)

as well as from sixty (60%) percent of the remaining tenants occupying less than ten thousand (10,000) square feet (each such tenant hereinafter referred to as a “Non-Anchor Tenant”) (collectively such Non-Anchor Tenants hereinafter referred to as the “Minimum Threshold”), each such estoppel to be dated not more than 30 days prior to the Closing Date, in either the form required by its Space Lease, or otherwise in the form attached hereto as Exhibit 10, and made a part hereof, If Seller is unable to obtain any such required estoppel from a tenant prior to Closing, Seller shall deliver its own estoppel in the form attached as Exhibit 10 (provided, however, Buyer shall not be obligated to accept Seller’s estoppel for any Anchor Tenant nor for more than forty (40%) percent of the Non-Anchor Tenants at the Property), which shall survive Closing (but if post-Closing Seller delivers any such tenant estoppel, Seller shall be relieved from responsibility under any Seller estoppel it delivered regarding all matters confirmed by such tenant estoppel). If Seller fails to deliver any such required estoppel, Seller shall have no liability by reason thereof provided, however that Seller shall not be required to deliver its own estoppel containing an assertion that Seller in good faith believes to be untrue, and Buyer’s sole right shall be to terminate this Agreement and to obtain a refund of the Deposit as set forth in Section 14.3. If any estoppel certificate is dated earlier than forty (40) days prior to the Closing Date, in lieu of requiring Seller to obtain a new estoppel from the subject tenant(s), which shall be required of Seller if any estoppel certificate is dated earlier than sixty (60) days prior to the Closing Date, Buyer agrees that Seller may deliver, at Closing, its representation that to the best of Seller’s knowledge, the facts in said estoppel remain true in all material respects as of the Closing Date.

(d)                                 Seller shall use its commercially reasonable good faith efforts to obtain, prior to the expiration of the Due Diligence Period, an estoppel certificate from each party to, or affected by any declaration, association, reciprocal easement, or like agreement affecting the Property (hereinafter “REA estoppel”). Seller will request that the estoppel be in a form substantially similar to the form attached hereto as Exhibit 11 and made a part hereof. In the alternative, within five (5) days of the date this Agreement is fully executed by Seller and Buyer, Seller shall provide Buyer with the necessary information for each REA party such that during the Due Diligence Period, Buyer may request the REA estoppel from the REA parties directly. In the event Seller and Buyer are unable to obtain these estoppels despite Seller’s commercially reasonable good faith efforts prior to the expiration of the Due Diligence Period, Seller may deliver and Buyer may accept (although nothing contained herein shall require Buyer to accept), its own estoppel in the form attached as Exhibit 11, which shall survive Closing (but if post-Closing Seller delivers any such REA estoppel, Seller shall be relieved from responsibility under any Seller estoppel it delivered regarding all matters confirmed by such “REA” estoppel).

(e) It shall be a condition precedent to Buyer’s obligation to remit the remainder of the Purchase Price to the Title Company on the Closing Date and effectuate the transaction contemplated herein that on or before the third (3rd) business day prior to the Closing Date, Buyer shall have received an assignment of all warranties and guaranties, if available, for materials and workmanship benefiting the Property, including an acknowledgment by the material and/or service provider of the acceptance of the assignment where required by the terms of the warranty and/or guaranty, with all fees and costs of such assignment (and inspection, if required) (not to exceed One Thousand Dollars ($1,000.00)) being paid at the sole cost and expense of Seller; any such costs or fees in excess of One Thousand Dollars ($1,000.00) being shared equally between the parties hereto.

(B)                                At Closing, Seller and Buyer shall each execute and deliver to the other the following:

(a)                                  An Assignment and Assumption Agreement for the Space Leases in the form of Exhibit 4 attached hereto.

(b)                                 An Assignment and Assumption Agreement for the Service Contracts, in the form of Exhibit 5 attached hereto.

(c)                                  Notices to tenants, in the form attached hereto as Exhibit 14, and made a part hereof, notifying them of the sale and (if applicable) the transfer of their security deposit to Buyer.

(d)                                 Notice to REA parties in form required by the REA if applicable.

(e)                                  A Master Lease for a term expiring on the earlier of (i) twelve (12) months from and after the date of Closing or (ii) such date as Seller leases the remaining vacant space to tenants satisfying the Tenant Conditions to achieve a total annual Fixed Rent of $2,845,000.00 for the Shopping Center (the “FR Goal”). The Master Lease shall be funded in an amount equal to the difference between the total annual Fixed Rent payable under leased space (see Section 16(b)) and FR Goal which is hereinafter referred to as “Lease-up Deficiency”. (See Exhibit 8 section 2(ii)).   However subject to the terms of the immediately following sentence, notwithstanding the rent rate per square foot set forth in the Rent Roll for the vacant space in the event Seller leases a portion of said vacant space at a per square foot rate that is greater than provided for on the Rent Roll, then it shall have the right to lease other vacant space at a lesser rate per square foot than as shown on the Rent Roll up to the excess rent so achieved.  Lease-up of the Property shall in no event yield an average Fixed Rent and Reimbursements amount that is less than the sum of Fixed Rent and Reimbursements per the Rent Roll.  The Master Lease shall be in the form of Exhibit 8 attached hereto and shall incorporate that portion of the Property vacant space for which a bona fide Space Lease(s) had been executed but have become vacant between the date hereof and the date of Closing with the “Tenant Conditions” (as hereinafter defined) having been satisfied. For the purposes hereof, the Tenant Conditions for any Property vacant space gross leasable area are hereby defined as (i) a signed lease; (ii) with Tenant paying full rent and reimbursements; (iii) with all the leasing commissions and tenant improvement allowances either paid for by Seller or credited to Buyer; (iv) with a certificate of occupancy or its equivalent occupancy permit issued by the local governmental authorities, for such tenant’s respective demised premises; (v) with Tenant open and operating for its permitted use; (vi) with Seller obtaining an estoppel from Tenant that the delivery conditions (i.e. Landlord Work) have been completed.  If a bona fide Space Lease for the vacant space or any portion thereof with the Tenant Conditions satisfied is executed prior to the Closing Date, the parties shall either not enter into a Seller Lease or the applicable provisions thereof (including but not limited to the annual base rent) shall be adjusted accordingly to reflect that portion of the vacant space that is leased and thus released and not covered by the Master Lease.  It is the intent of the parties that the Master Lease shall be for the new vacant space at the time of closing, if any, only and not for subsequent Property vacant space. Seller acknowledges and agrees that it shall be responsible for placing all vacant space in Vanilla Box condition however, it may be satisfied by second generation space in “as is” condition such that a tenant has already occupied same, and needn’t be in “new” condition

11.4                           Each party shall pay its own legal fees and travel and lodging expenses in connection with this transaction.  Seller shall pay for all transfer taxes and documentary stamps and the parties shall each pay ½ of the recording charges for transfer of title to the Real Estate and the “New York Style” closing escrow fees charged by the Title Company.

11.5                           Buyer also agrees to cooperate with Seller to permit the conveyance of the Property to be consummated as a part of a transaction intended by Seller to qualify as a tax-free exchange under Section 1031 of the Internal Revenue Code and in conjunction therewith to execute such documents as Seller may reasonably request (such cooperation may include, without limitation, accepting a conveyance from a party other than Seller and paying the Purchase Price to a party other than Seller). In no event, however, shall (a) Buyer bear any expense associated with the exchange transaction, (b) Buyer be obligated to take title to Seller’s exchange property, (c) the consummation of such tax-free exchange materially delay the conveyance to Buyer of the Property, (d) Buyer have any liability to Seller or any other party for the qualification of the exchange transaction for tax-free exchange treatment under Section 1031 of the Internal Revenue Code or under any other provision and (e) the consummation of such tax free exchange relieve Seller of any of its obligations hereunder.

12.                                 BROKERS.

Each party represents and warrants to the other that it dealt with no broker except Colliers International (the “Broker”) in connection with this transaction. Seller shall pay Broker pursuant to a Separate Agreement. Each party agrees to defend, indemnify and hold the other harmless from and against any and all loss, liability and expense, including reasonable attorney’s fees, that the indemnitee may incur arising by reason of the above representation by the indemnitor being false. The provisions of this Section 12 shall survive Closing.

13.                                 NOTICES.                                      All notices, demands, requests, consents, approvals or other communications (for the purpose of this Section collectively called “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be valid only if in writing and sent by registered or certified United States mail, return receipt requested, postage prepaid, or delivered by Federal Express or UPS courier service, addressed as follows:

To Seller:	10390 Santa Monica Boulevard
Suite 110
Los Angeles, CA 90025
Attn: Jerald Friedman
Phone: (310) 284-6000
Fax: (310) 284-6011 (fax)

with a copy to:

3333 New Hyde Park Road
Suite 100
New Hyde Park, New York 11042
Attn: Barbara E. Briamonte, Esq.
Phone: (516) 869-7157
Fax: (516) 869-7201

and a copy to:	1111 Burlington Avenue
Suite 113
Lisle, IL 60532
Phone: (630) 437-6610
Fax: (630) 322-9204
Attention: Daniel Slattery

To Buyer:	Inland Real Estate Acquisitions, Inc.
2901 Butterfield Road Oakbrook, IL 60523
Phone: (630) 218-4948
Fax: (630) 218-4935
Attention: G. Joseph Cosenza

and a copy to:	Lou Quilici
Fax: (630) 218-4935

with a copy to:

The Inland Group, Inc.

2901 Butterfield Road
Oak Brook, IL 60523
Attn: Robert Baum, General Counsel
Facsimile No: (630) 218-4900
Copy via facsimile:
Charles J. Benvenuto (630) 571-2360

To Escrow Agent:	CHICAGO TITLE & TRUST COMPANY
171 North Clark Street
Chicago, Illinois 60601
Attn: Nancy Castro, Escrow Agent
Phone: (312) 223-2709
Fax: (312) 223-2108

or such other address as such party shall hereafter have specified by Notice given by the same means. Any Notice shall be deemed given when delivered to the carrier delivering same, delivery charges prepaid, and properly scaled and addressed. Any Notice may also be given by telecopier to the following numbers: Seller (516) 869-7201, Buyer (843) 852-3675, (630) 218-4935, (678) 996-2140 and (630) 218-4900;, and Escrow Agent (312) 223-2108, Attn: Nancy Castro, provided that a “hard copy” of such notice is sent within one (1) business day after such telecopier transmission in the manner above set forth; and in the case of notice by telecopier (with confirmation sent as aforesaid), notice shall be deemed given upon electronic confirmation of receipt.

14.                                 DEFAULTS.

14.1                           If Closing does not take place because of Buyer’s default the Deposit shall be retained by Seller as agreed upon liquidated damages as Seller’s sole remedy for such default, and thereupon this Agreement shall be null and void and of no further force or effect whatsoever (except that Buyer shall remain liable on its obligations under Sections 4.2 and 15.8).  The parties hereto expressly agree that Seller’s actual damages in the event of a default by Buyer would be extremely difficult or impractical to ascertain and that the amount of the Deposit represents the parties’ reasonable estimate of such damages.

14.2                           If Closing does not occur due to Seller’s willful default and refusal to close despite Buyer’s willingness to do so (such willingness includes waiver by Buyer of any uncured title objection properly made by Buyer under Section 6.1 or material breach of representation or warranty by Seller) (such willful default and refusal being hereinafter referred to as a “Seller Default”), then Buyer, as its sole and exclusive right and remedy as a result of such Seller Default, may elect to either (i) cancel this Agreement, in which event the Deposit shall be returned to Buyer, Seller shall be liable for any title and survey costs, as well as environmental site assessment, appraisal and legal fees theretofore incurred by Buyer (however Seller shall not be obligated to reimburse Buyer more than Twenty-Five Thousand Dollars ($25,000.00) in the aggregate for such environmental site assessment, appraisal and legal fees), and thereupon no party shall have any further right or obligation hereunder (except that Buyer shall remain liable on its obligations under Sections 4.2 and 15.8), or (ii) Buyer may enforce specific performance of this Agreement without any reduction or abatement of the Purchase Price, together with the right of Buyer to collect its reasonable attorney’s fees and costs of suit, subject to the limitation on Landlord’s reimbursement of same described above.

14.3                           Subject to the provisions of Article 14.1 and 14.2 above, if Closing should not occur for any reason whatsoever other than a default by Buyer or a Seller Default (including without limitation by reason of a material breach of representation or warranty of Seller or an uncured title objection properly made by Buyer under Section 6.1, or a failure to deliver any tenant estoppel required hereunder) which Buyer is not willing to waive, then in such event this Agreement shall be and be deemed cancelled, the Deposit shall be returned to Buyer, and thereupon Buyer shall have no other right, by way of damages or otherwise, against Seller notwithstanding the existence of any failure or breach of representation, warranty, covenant, title, provision of estoppel or other Closing condition (provided that Buyer will remain liable on its obligations under Sections 4.2 and 15.8).

15.                                 MISCELLANEOUS.

15.1                           The representations, warranties and covenants contained in Article 10 of this Agreement shall survive delivery of the deed for a period of twelve (12) months. Other than the survival of such representations, warranties and covenants, the acceptance of the deed by Buyer shall be conclusive evidence of the performance by Seller of all of the provisions of this Agreement to be performed by Seller.

15.2                           This Agreement (including the Exhibits attached hereto) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous understandings, if any, with respect thereto.

15.3                           This Agreement may not be canceled, modified, changed or supplemented, nor may any obligation hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing.

15.4                           The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto and their respective successors or assigns.

15.5                           “TIME IS OF THE ESSENCE” with respect to all provisions of this Agreement, with the sole exception that each of Buyer and Seller shall be entitled to a single adjournment (not to exceed two (2) business days in any event) of the Closing Date.

15.6                           This Agreement shall extend to and be binding upon the legal representatives, heirs, executors, administrators and, subject to the provisions of this Agreement, the permitted assigns of the parties hereto.

15.7                           Intentionally Deleted.

15.8                           Buyer represents and warrants that it will keep all information and/or reports and/or documents obtained from Seller or its agents (including without limitation the rent and other terms of the Space Leases), or related to or connected with the Property (including without limitation the existence of this Agreement and the Purchase Price) strictly confidential and will not disclose any such information to any person or entity (except for Buyer’s attorneys, consultants and advisors and except as required by law; provided that any such parties similarly agree to treat such material confidentially), without the prior written consent of Seller. In amplification and not in limitation of the foregoing, Buyer may not make any public disclosure of the existence or terms of this Agreement prior to Closing.

15.9                           This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State wherein the Property is located. This Agreement shall be construed in accordance with its plain meaning and without reference to any maxim or rule of interpretation providing that a writing should be construed against the party responsible for the drafting thereof.

15.10                     This Agreement shall not be recorded or filed in the public records of any jurisdiction by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.

15.11                     This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original.

16.  Conditions Precedent to Buyer’s Obligation.

In addition to the conditions precedent described in Article 11.3(A) (c), (d) & (e), Buyer’s obligation to remit the remainder of the Purchase Price to the Title Company on the Closing Date and effectuate the transaction contemplated hereunder is subject to and contingent upon the following:

(a)          The Title Company’s issuing or committing to issue the Title Policy insuring that fee simple title to the Property is vested in Buyer as required in Article 6 hereof;

(b)         The completeness, truth and accuracy in all material respects and to the best of Ruth Mitteldorf’s or Daniel Slattery’s knowledge of the Rent Roll, and any certifications, schedules, covenants and statements prepared and executed by Seller as part of the Pre-Closing Deliveries, the completeness in all material respects and to the best of Seller’s knowledge of the Space Leases delivered by Seller as part of the Pre-Closing Deliveries, the completeness, truth and accuracy in all material respects and to the best of Seller’s knowledge as of Closing, of the representations and warranties of Seller contained in Section 10 hereof, and the performance by Seller, to the extent possible by the date of Closing, of the covenants contained in Section 10 hereof. It shall be a condition to Buyer’s obligation to close with respect to the Property that, at the Closing, Seller shall deliver to Buyer a Certificate that shall confirm, to the best of Seller’s knowledge, the truth and accuracy in all material respects, as of Closing, of Seller’s representations contained in this Agreement, and the representations contained in such certificate, as well as any continuing obligations of Seller hereunder, shall survive the Closing for a period of twelve (12) months; and

(c)          That as of the date of closing: (i) neither Seller, as landlord under the Space Leases, nor any tenant thereunder, shall be in material default under the terms of any Space Lease and (ii) sufficient gross leaseable area of the Property leased to tenants with the Tenant Conditions satisfied to generate a total Annual Fixed Rental of at least $2,760,000.00.

[SEE SIGNATURE BLOCKS ON NEXT PAGE]

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year first above written.

BUYER:
INLAND REAL ESTATE ACQUISITIONS, INC.

WITNESSES:

/s/ [ILLEGIBLE]	By:	/s/ Lou Quilici
		Name:	Lou Quilici
		Title:	SR VP
/s/ [ILLEGIBLE]		Date of Execution:	6/14/2005

SELLER:
KIMCO LONGVIEW LLC

	BY:	KD Longview 1029, Inc.

its general partner

WITNESSES:

/s/ Laura [ILLEGIBLE]	By:	/s/ Ruth Mitteldorf
		Name:	Ruth Mitteldorf
		Title:	VP - Finance
/s/ Sophie [ILLEGIBLE]		Date of Execution:	6/23/05

Escrow Agent signs to confirm its
agreement with the provisions of
Section 3(A)(ii) hereof:

WITNESSES:	ESCROW AGENT:
CHICAGO TITLE & TRUST COMPANY

	By:	/s/ Nancy Castro
		Name:	Nancy Castro
Title:
		Date of Execution:	6/27/05

SCHEDULE OF EXHIBITS

1.	Real Estate

2.	Space Leases

3.	Service Contracts

4.	Assignment and Assumption Agreement - Space Leases

5.	Assignment and Assumption Agreement - Service Contracts

6.	Permitted Exceptions

7.	Schedule of Litigation

8.	Master Lease

9A.	Leasing Parameters

10.	Form of Tenant and Guarantor Estoppel

11.	Form of REA estoppel

12.	Due Diligence Checklist

13.	Surveyor’s Certification

14.	Tenant Notice Letter

15.	Intentionally deleted.

16.	Intentionally deleted.

17.	Intentionally deleted.

18.	Audit Letter

EXHIBIT 1

PARCEL (B2)

LEGAL DESCRIPTION:

A PORTION OF ASSESSOR’S PLAT NO. 17, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 8 OF PLATS, PAGE 39, COWLITZ COUNTY DEED RECORDS, LOCATED IN THE SOUTHEAST ONE-QUARTER OF SECTION 28, TOWNSHIP 8 NORTH, RANGE 2 WEST, WILLAMETTE MERIDIAN, CITY OF LONGVIEW, COWLITZ COUNTY, WASHINGTON, AS SHOWN HEREON, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A 1/8 INCH BRASS ROD IN A 2 INCH CONCRETE FILLED IRON PIPE IN A MONUMENT BOX MARKING THE CENTERLINE INTERSECTION OF OCEAN BEACH HIGHWAY AND 15TH AVENUE, WHICH POINT BEARS NORTH 15°01’25” EAST, 2130.62 FEET FROM A 3-1/2 INCH DISK IN A MONUMENT BOX MARKING THE CENTERLINE INTERSECTION OF SAID 15TH AVENUE AND WASHINGTON WAY; THENCE ALONG THE CENTERLINE OF SAID 15TH AVENUE SOUTH 15°01’25” WEST, 1343.13 FEET TO A POINT; THENCE LEAVING SAID CENTERLINE SOUTH 74°58’35” EAST, 50.00 FEET TO A 1/2 INCH X 30 INCH IRON ROD WITH A YELLOW PLASTIC CAP MARKED “LAMBERT PLS 26254” ON THE SOUTHEASTERLY RIGHT-OF-WAY LINE OF SAID 15TH AVENUE; THENCE LEAVING SAID SOUTHEASTERLY RIGHT-OF-WAY LINE SOUTH 74°58’35” EAST, 170.65 TO A 1/2 INCH X 30 INCH IRON ROD WITH A YELLOW PLASTIC CAP MARKED “LAMBERT PLS 26254” BEING THE TRUE POINT OF BEGINNING OF THE TRACT DESCRIBED HEREIN; THENCE SOUTH 74°58’35” EAST, 178.05 FEET TO A POINT ON THE NORTHERLY PROLONGATION OF THE WESTERLY RIGHT-OF-WAY LINE OF 12TH STREET AND A 1/2 INCH X 30 INCH IRON ROD WITH A YELLOW PLASTIC CAP MARKED “LAMBERT PLS 26254”; THENCE SOUTH 32°21’29” EAST, 59.77 FEET TO A 1/2 INCH X 30 INCH IRON ROD WITH A YELLOW PLASTIC CAP MARKED “LAMBERT PLS 26254” BEING A POINT ON THE SOUTHEASTERLY RIGHT-OF-WAY LINE OF 12TH STREET; THENCE LEAVING SAID RIGHT-OF-WAY LINE SOUTH 57°38’31” WEST, 47.34 FEET TO A 1/2 INCH X 30 INCH IRON ROD WITH A YELLOW PLASTIC CAP MARKED “LAMBERT PLS 26254”; THENCE NORTH 32°21’29” WEST 10.00 FEET TO A 1/2 INCH X 30 INCH IRON ROD WITH A YELLOW PLASTIC CAP MARKED “LAMBERT PLS 26254”; THENCE NORTH 74°58’35” WEST 182.62 FEET TO A 1/2 INCH X 30 INCH IRON ROD WITH A YELLOW PLASTIC CAP MARKED “LAMBERT PLS 26254”; THENCE NORTH 15°01’25” EAST, 68.53 FEET TO THE TRUE POINT OF BEGINNING.

CONTAINS 14,010 SQUARE FEET, 0.32 ACRES, MORE OR LESS.

THE BASIS OF BEARINGS AND BOUNDARY DETERMINATION FOR THIS DESCRIPTION IS PER A RECORD OF SURVEY RECORDED AS SURVEY NO.   , COWLITZ COUNTY SURVEY RECORDS.

THENCE SOUTH 32°21’29” EAST, 223.02 FEET TO A POINT 10.00 FEET NORTHWESTERLY OF THE SOUTHEASTERLY LINE OF TRACT 48 OF SAID ASSESSOR’S PLAT NO. 17, WHEN MEASURED PERPENDICULAR THERETO AND A 1/2 INCH X 30 INCH IRON ROD WITH A YELLOW PLASTIC CAP MARKED “LAMBERT PLS 26254”; THENCE ALONG A COURSE 10.00 FEET NORTHWESTERLY OF AND PARALLEL WITH THE SOUTHEASTERLY LINE OF SAID TRACT 48 AND TRACT 46 OF SAID ASSESSOR’S PLAT SOUTH 57°38’31” WEST, 40.00 FEET TO A 1/2 INCH X 30 INCH IRON ROD WITH A YELLOW PLASTIC CAP MARKED “LAMBERT PLS 26254”; THENCE LEAVING SAID PARALLEL LINE NORTH 32°21’29” WEST, 223.02 FEET TO A POINT OF TANGENT CURVE AND A 1/2 INCH X 30 INCH IRON ROD WITH A YELLOW PLASTIC CAP MARKED “LAMBERT PLS 26254”; THENCE ALONG THE ARC OF A 80.00 FOOT RADIUS CURVE CONCAVE TO THE SOUTHWEST, THE CENTRAL ANGLE OF WHICH IS 31°55’32” (THE LONG CHORD OF WHICH BEARS NORTH 48°19’15” WEST, 44.00 FEET), AN ARC DISTANCE OF 44.58 FEET TO A POINT OF CUSP AND A 1/2 INCH X 30 INCH IRON ROD WITH A YELLOW PLASTIC CAP MARKED “LAMBERT PLS 26254”; THENCE SOUTH 15°01’25” WEST, 391.85 FEET TO A POINT 10.00 FEET NORTHWESTERLY OF THE SOUTHEASTERLY LINE OF SAID TRACT 46, WHEN MEASURED PERPENDICULAR THERETO AND A 1/2 INCH X 30 INCH IRON ROD WITH A YELLOW PLASTIC CAP MARKED “LAMBERT PLS 26254”; THENCE ALONG A COURSE 10.00 FEET NORTHWESTERLY OF AND PARALLEL WITH THE SOUTHEASTERLY LINE OF SAID TRACT 46 AND THE SOUTHEASTERLY LINE OF TRACTS 44 AND 42 OF SAID ASSESSOR’S PLAT, AND THE SOUTHWESTERLY PROJECTION THEREOF, SOUTH 57°38’31” WEST, 879.74 FEET TO A POINT ON THE SOUTHWESTERLY RIGHT-OF-WAY LINE OF 12TH STREET AND A 1/2 INCH X 30 INCH IRON ROD WITH A YELLOW PLASTIC CAP MARKED “LAMBERT PLS 26254”; THENCE LEAVING SAID RIGHT-OF-WAY LINE NORTH 32°21’29” WEST, 49.77 FEET TO A 1/2 INCH X 30 INCH IRON ROD WITH A YELLOW PLASTIC CAP MARKED “LAMBERT PLS 26254”; THENCE NORTH 74°58’35” WEST, 348.70 FEET TO A POINT ON THE SOUTHEASTERLY RIGHT-OF-WAY LINE OF SAID 15TH AVENUE (50.00 FEET FROM THE CENTERLINE THEREOF) AND A 1/2 INCH X 30 INCH IRON ROD WITH A YELLOW PLASTIC CAP MARKED “LAMBERT PLS 26254”; THENCE ALONG SAID RIGHT-OF-WAY LINE NORTH 15°01’25” EAST, 60.00 FEET TO THE TRUE POINT OF BEGINNING.

CONTAINS 495,358 SQUARE FEET, 11.37 ACRES, MORE OR LESS.

THE BASIS OF BEARINGS AND BOUNDARY DETERMINATION FOR THIS DESCRIPTION IS PER A RECORD OF SURVEY RECORDED AS SURVEY NO.                               , COWLITZ COUNTY SURVEY RECORDS.

2

Exhibit 2

Leases

a.	Ace Hardware
	i.	Lease dated July 23,1999
	ii.	Assignment and Assumption of Lease dated December 31, 2003
b.	Bed, Bath & Beyond
	i.	Lease dated April , 2005
c.	Michaels
	i.	Lease dated September 25, 2003
	ii.	First Amendment to Lease dated May 12, 2004
d.	PETCO
	i.	Lease dated October 17, 2003
e.	Rite Aid
	i.	Original lease dated August 23, 1960
	ii.	Modification of Lease dated November, 1960
	iii.	Lease Modification Agreement dated June 30, 1971
	iv.	Memorandum of Lease dated June 30, 1971
	v.	Assignment of Lease dated October 31, 1985
	vi.	Lease extension dated March 17, 1986
	vii.	Assignment of Lease dated may 13, 1988 and July 13, 1988
	viii.	Lease Extension letter dated May 3, 1991
	ix.	Assignment of Lease dated July 9, 1992
	x.	Modification and Extension of Lease dated September 21,1993
	xi.	Amendment to Lease dated April , 2005
f.	Ross
	i.	Lease dated February 2, 2004
g.	Starbucks
	i.	Lease dated September 22, 1998
h.	Advance America
	i.	Lease dated November 18, 2003
i.	AT&T Wireless
	i.	Lease dated November 10, 2000
j.	Blockbuster
	i.	Lease dated August 12, 2004
k.	Check n’ Go
	i.	Lease dated June 23, 1998
l.	Citi Financial
	i.	Lease dated December 17, 2001
m.	EB Games
	i.	Lease dated December 30, 2003
n.	Fantastic Sam’s
	i.	Lease dated January 7, 2004
o.	Great Clips
	i.	Lease dated June 12, 1998
	ii.	Assignment of Lease dated June 15, 1998
	iii.	Letter agreement dated July 5, 2003
p.	H & R Block
	i.	Lease dated September 12, 2003
	ii.	Assignment of Lease dated October 27, 2003

q.	Hallmark
	i.	Lease dated July 1, 1990
	ii.	Modification of Lease dated 10/12/94
	iii.	Second Modification of Lease dated July 23, 2001
	iv.	Third Modification of Lease dated January 15, 2002
	v.	Fourth Modification of Lease dated October 8, 2003
	vi.	Letter Renewal Option dated April 13, 2005
r.	Just Music
	i.	Lease dated August 7, 2003
s.	Lane Bryant
	i.	Lease dated June 6, 2004
t.	L.A. Weight Loss
	i.	Lease dated May 11, 2004
u.	Lower Columbia Eye Clinic
	i.	Lease dated September 12, 2003
v.	Moonlight Bay
	i.	Lease dated January 13, 2004
w.	Open Advance MRI
	i.	Lease dated December 12, 2001
	ii.	Consent to Assignment of Lease dated March 6, 2002
x.	Pizza Schmizza
	i.	Letter of Intent dated August 30, 2004
y.	Quiznos
	i.	Lease dated January 7, 2004
z.	Radio Shack
	i.	Lease dated July 24, 1972
	ii.	Modification and Extension of Lease dated July 1, 1979
	iii.	Lease Extension Agreement dated April 17, 1998
	iv.	Renewal Letter dated August 25, 2004
aa.	Sleep Country
	i.	Lease dated January 6, 2005
bb.	Stewart Title
	i.	Lease dated July 20, 1998
	ii.	Assignment of Lease dated August 29, 2003
cc.	US Cellular
	i.	Lease dated February 6, 2004
dd.	USA Nails
	i.	USA Nails Lease dated December 8, 2004
ee.	Washington Mutual
	i.	Lease dated January 7, 2002
ff.	Weyerhauser Credit Union ATM
	i.	Lease dated November 6, 2003
gg.	Pizza Schmizza
	i.	Lease dated September 24, 2004
hh.	Lease Agreement between Triangle Development and William LaRiviere Sr. and Deborah Frank LaRiviere and Original Concept, LLC (Schlutsky’s) dated July 17, 2001
ii.	Washington State Liquor Control Board LOI dated April 18, 2005
jj.	Bowling Alley lease dated 5/17/05.

EXHIBIT 3

Existing Agreements

1.               Agreement of Patrol Service Metro Watch, Inc dated June 1, 2004

2.               Janitorial Service Agreement dated May 26, 2004

EXHIBIT 4

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT, made this       day of                        , 2005, by and between KIMCO LONGVIEW LLC., a Delaware Limited Liability Company, (“Assignor”) and INLAND WESTERN LONGVIEW TRIANGLE, L.L.C., a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

Assignor is landlord under all those certain leases described on Exhibit “A” attached hereto and made a part hereof (“Leases”) relating to the property described on Exhibit “B” attached hereto and made a part hereof.

Assignor desires to assign to Assignee, and Assignee desires to accept the assignment from Assignor of all of Assignor’s right, title and interest in and to the Leases.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.                                       Assignor hereby transfers, assigns and sets over unto Assignee all of Assignor’s right, title and interest in and to the Leases, including, without limitation, all of Assignor’s right, title and interest in and to the security deposits listed on Schedule A attached hereto and incorporated herein. Assignor agrees to, and hereby does, indemnify, save and hold Assignee harmless of, from and against any and all loss, cost, expense, liability, damages, actions, causes of action, demands or claims arising out of or in connection with the obligations of landlord under the Leases arising or accruing prior to the date hereof (including without limitation any that relate to the security deposits pursuant to Leases).

2                                          Assignee hereby accepts the foregoing assignment and assumes all of Assignor’s obligations under the Leases arising from and after the date hereof.

3.                                       Assignee agrees to, and hereby does, indemnify, save and hold Assignor harmless of, from and against any and all loss, cost, expense, liability, damages, actions, causes of action, demands or claims arising out of or in connection with the obligations of landlord under the Leases arising from and after the date hereof (including without limitation any that relate to the security deposits assigned and transferred to Assignee hereby).

4.                                       The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

ASSIGNOR:
KIMCO LONGVIEW, LLC

BY: KD Longview 1029, Inc.
its general partner

By:
Name:
Title:

ASSIGNEE:
INLAND WESTERN LONGVIEW TRIANGLE, L.L.C., a
Delaware limited liability company

By:	Inland Western Retail Real Estate Trust, Inc., a
Maryland corporation, its sole member

By:
Name:
Title:

EXHIBIT “A”

[TO FOLLOW]

EXHIBIT “B”

[TO FOLLOW]

EXHIBIT 5

ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

THIS ASSIGNMENT, made this        day of                          , 2005, by and between KIMCO LONGVIEW, LLC., a Delaware Limited Liability Company, (“Assignor”) and INLAND WESTERN LONGVIEW TRIANGLE, L.L.C., a Delaware limited liability (“Assignee”).

W I T N E S S E T H :

Assignor is the owner of the property described on Exhibit “A” attached hereto and made a part hereof (“Premises”). Assignor desires to assign to Assignee, and Assignee desires to accept the assignment from Assignor of all of Assignor’s right, title and interest in and to those certain service contracts relating to the Premises described on Exhibit “B” attached hereto and made a part hereof (“Service Contracts”).

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.                                       Assignor hereby grants, transfers and assigns to Assignee, its successors and assigns, all of the right, title and interest of the Assignor in and to the Service Contracts.  Assignor hereby indemnifies and agrees to defend and hold Assignee harmless from and against all damages, claims, liabilities, costs and expenses (including reasonable attorneys’ fees) arising out of or relating to the Service Contracts that accrue prior to the date hereof.

2.                                       Assignee hereby accepts said assignment and assumes all of the Assignor’s duties and obligations arising out of the Service Contracts from and after the date hereof.  Assignee hereby indemnifies and agrees to defend and hold Assignor harmless from and against all damages, claims, liabilities, costs and expenses (including reasonable attorneys’ fees) arising out of or relating to the Service Contracts from and after the date hereof.

3.                                       The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor and Assignee have each caused this Assignment to be duly executed the day and year first above written.

ASSIGNOR:
KIMCO LONGVIEW, LLC
BY: KD Longview 1029, Inc.
its general partner

By:
Name:
Title:

ASSIGNEE:
INLAND WESTERN LONGVIEW TRIANGLE, a
Delaware limited liability company

By:	Inland Western Retail Real Estate Trust, Inc., a
Maryland corporation, its sole member

By:
Name:
Title:

EXHIBIT “A”

[TO FOLLOW]

EXHIBIT “B”

[TO FOLLOW]

EXHIBIT 6

Permitted Exceptions

1.                                       See Schedule 6A attached hereto and made a part hereof.

2.                                       Laws and governmental regulations that affect the use and maintenance of the Shopping Center.

3.                                       Rights, if any, of any utility company to construct and/or maintain lines, pipes, wires, cables, poles, conduits and distribution boxes and equipment in, over, under, and/or upon the Real Estate or any portion thereof.

4.                                       Current (tax year 2003-2005) Real Estate Taxes and assessments, subject to apportionment as hereinafter set forth.

5.                                       Rights, if any, of tenants under Space Leases.

6.                                       The Service Contracts assumed by Buyer and approved by Buyer during the Due Diligence Period.

7.                                       Any and all other covenants, easements, reservations, agreements and other matters, if any, of record as of the date of this Agreement; provided same do not prohibit the maintenance of the Real Estate or the existing use thereof. Should a dispute arise as to whether any of such matters prohibit the maintenance or existing use of the Real Estate, Buyer agrees that same shall not constitute a title objection if the title company shall affirmatively insure that they do not prohibit such maintenance or existing use of the Real Estate.

8.                                       Any matter than an accurate survey may show.

9.                                       The REA.

EXHIBIT “6-A”

(Schedule “B” from Seller’s Existing Title Policy)

EXHIBIT 7

Schedule of Litigation

[NONE]

EXHIBIT 8

FORM OF MASTER LEASE
MASTER LEASE

ESCROW AGREEMENT

This ESCROW AGREEMENT is made and entered into as of                , 2005, by and among Kimco Longview LLC, a Delaware Limited Liability Company (“Seller”), and Inland Western Longview Triangle, L.L.C., a Delaware limited liability company (“Purchaser”), and CHICAGO TITLE INSURANCE COMPANY (hereinafter referred to as “Escrow Agent”) having as its address - attention: Nancy Castro, Division II, 171 North Clark Street, Chicago, Illinois 60601.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Agreement of Sale, dated as of                       (the “Contract”), Purchaser acquired on and as of the date hereof from Seller a portion of that certain real property known as Triangle Center shopping center located in Longview, Washington (the “Property”); and

WHEREAS, Seller has agreed to deposit with Escrow Agent the sum of                                                     and           Dollars ($                  ) (the “Master Lease Deposit”) with respect to Seller’s obligation to pay certain lease commissions, landlord’s share of tenant build out, free rent periods, and rent payable to Purchaser, and other charges, for the Vacant Space (as defined below), and as itemized on Exhibit A attached hereto and made a part hereof by this reference (the “Deposit Breakdown”); and

WHEREAS, the Master Lease Deposit is hereafter sometimes referred to as the Escrow Deposit.

WHEREAS, Escrow Agent is willing to accept the Escrow Deposit and hold and disburse same in accordance with the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the premises hereto, the covenants and agreements hereinafter made, and for Ten Dollars ($10.00) in hand paid to Escrow Agent, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.               Seller hereby deposits with Escrow Agent, and Escrow Agent hereby acknowledges receipt of the Master Lease Deposit. Escrow Agent hereby agrees to deposit the Escrow Deposit into an interest bearing account with a bank, savings and loan institution, money market account, or other depository reasonably satisfactory to Purchaser, Seller and Escrow Agent, with interest accruing for the benefit of Seller. The federal taxpayer identification of Seller is as follows:                   and the FEIN of Seller’s general partner is                    .

2.               Escrow Agent shall retain the Escrow Deposit in the account, and shall cause the same to be disbursed therefrom as follows:

(i)                                     Subject to the terms hereof, the Escrow Deposit shall be held and disbursed by Escrow Agent and used to fund to Purchaser the items set forth on the Deposit Breakdown.

(ii)                                  For purposes hereof, the term “Vacant Space” shall mean the           square feet of tenant floor area at the Property that, as of the date of Closing, for which the Tenant Conditions as hereinafter defined are not satisfied. For the purposes hereof, the Tenant Conditions for any Property vacant space gross leasable area are hereby defined as (i) a signed lease, and (ii) with Tenant either paying full rent and reimbursements or the all conditions precedent to Rent Commencement Date (as defined in such tenant lease) shall have occurred or been satisfied and (iii) with all the leasing commissions and tenant improvement allowances either paid for by Seller or credited to Buyer and (iv) with a certificate of occupancy or its equivalent occupancy permit issued by the local governmental authorities, for such tenant’s respective demised premises and (v) Tenant shall have open and operated for its permitted use for at least one day. Purchaser shall receive a prorated credit from the Master Lease Deposit on the date of Closing (as defined in the Contract) for the rent and reimbursable expenses attributable to the New Vacant Space, as defined in the contract and also referenced herein as Vacant Space from the date of Closing through the end of the month in which Closing occurs in accordance with the terms of Exhibit “A” attached hereto and made a part hereof. Thereafter, through the date upon which all Tenant Conditions are satisfied with respect to all or any portion of the Vacant Space, Escrow Agent shall pay to Purchaser (and Escrow Agent is hereby authorized to pay to Purchaser without further direction from Seller) from the Master Lease Deposit, on the first day of each month, the amount of rent and other reimbursable expenses and other charges (in accordance with the terms of Exhibit A) which would be due on a monthly basis from tenants of the Vacant Space as if the Tenant Conditions were satisfied (prorated for any partial month) (the “Master Lease Deposit Monthly Payment”). The Master Lease Deposit Monthly Payment shall be made by Escrow Agent to Purchaser until such time as the respective tenant(s) for the Vacant Space, and Seller, have satisfied the Tenant Conditions. Purchaser shall promptly notify Seller and Escrow Agent of the date any tenant satisfies its Tenant Conditions. The Vacant Space may be subdivided and leased to more than one tenant in Seller’s commercially reasonable discretion. As all or any portion of the Vacant Space is leased during the 12-month period following the date of Closing, with the Tenant Conditions having then been satisfied for such Vacant Space so leased, the balance of the Master Lease Deposit remaining to the end of the Escrow Term (as hereinafter defined)(measured as the number of days remaining from the date the Tenant Conditions for such leased portion of the Vacant Space are met through the last day of the Escrow Term), attributable to rent, reimbursable expenses, taxes, other charges and Excess Leasing Costs (defined as those costs stated on Exhibit “A” for such expense less the actual cost incurred for such expense) for such leased portion of the Vacant Space, shall be released to Seller upon the joint direction of Seller and Purchaser. The approval of a disbursement requested by either party will be deemed approved if the non-requesting party does not object to the disbursement request within five (5)-business days of receipt of such request. That portion of the Master Lease Deposit attributable to tenant improvement allowances, free rent, and broker or consultant fees and commissions (collectively, the “Leasing Costs”), shall be released for payment (either to Seller or third parties, as the case may be) upon presentment of the required lien waivers and related documentation required by any governing lease or commission agreement. The balance of the Master Lease Deposit attributable to the Leasing Costs, if any, after satisfaction of the Tenant Conditions with respect to all or any portion of the Vacant Space within the 12-month period following the date of Closing, shall be released to Seller in accordance with the terms of Exhibit A. However, if the Tenant Conditions have not been satisfied within 12-months of the date of Closing for any portion of the Vacant Space to achieve the Lease-up Deficiency as defined in 11(B)(d) of the Agreement of Sale on the first day of the nineteenth month after date of Closing, all remaining sums then remaining of the Master Lease Deposit attributable to such Leasing Costs (to the portion of vacant space necessary to achieve the Lease-up Deficiency) shall be released to Purchaser. Purchaser shall promptly notify Seller and Escrow Agent of the date any tenant opens for business as provided under any lease. Any interest on the Escrow Deposit shall be the property of Seller and in all events shall be disbursed to Seller no later than the final disbursement made pursuant hereto. The term of this Escrow Agreement (the “Escrow Term”) shall be from the date hereof until the first to occur of: (a) 12-months from the date of Closing; or (b) such date as Seller leases the n vacant space.

(iii)          In the event either party objects to the disbursement of the Escrow Deposit, the Escrow Agent shall have the right, at its option, either (a) to hold the Escrow Deposit in escrow pending resolution of such objection by mutual agreement of the parties or by judicial resolution of same or (b) to disburse the Escrow Deposit into the court having jurisdiction over such objection. After any disbursement of the Escrow Deposit under the terms of this Escrow Agreement, Escrow Agent’s duties and obligations hereunder shall cease. In the event of any dispute regarding disbursement of the Escrow Deposit, the party ultimately receiving the Escrow Deposit after resolution of such dispute shall be entitled to receive from the other party all the prevailing party’s costs and expenses incurred in connection with the resolution of such dispute including, without limitation, all court costs and reasonable attorney’s fees.

3.               This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, principals, successors and assigns and shall be governed and construed in accordance with the laws of the State of Washington. No modification, amendment or waiver of the terms hereof shall be valid or effective unless in writing and signed by all of the parties hereto. This Escrow Agreement may be executed in multiple counterpart originals, each of which shall be deemed to be and shall constitute an original. This Escrow Agreement constitutes the entire agreement between the parties hereto with respect to this Escrow, and it supersedes all prior understandings or agreements of the parties with respect thereto.

4.               Notices. All notices, requests, consents and other communications hereunder shall be sent to each of the following parties and be in writing and shall be personally delivered, sent by Federal Express or other overnight or same day courier service providing a return receipt, to the following addresses:

If to Purchaser:

Inland Real Estate Acquisitions, Inc.
2901 Butterfield Road
Oakbrook, IL 60523
Attention: Lou Quilici

with a copy to:

The Inland Group, Inc.
2901 Butterfield Road
Oak Brook, IL 60523
Attn: Robert Baum, General Counsel
Facsimile: (630) 218-4900

with a copy to:

Mr. Charles J. Benvenuto, Esq.
2901 Butterfield Road, 3rd Floor
Oak Brook, Illinois 60523
Telephone: 630-571-2331
Facsimile: 630-571-2360

If to Seller:	10390 Santa Monica Boulevard
Suite 110
Los Angeles , CA 90025
Attn: Jerald Friedman
Phone: (310) 284-6000
Fax: (310) 284-6011 (fax)

with a copy to:

3333 New Hyde Park Road
Suite 100
New Hyde Park, New York 11042
Attn: Barbara E. Briamonte, Esq.
Phone: (516) 869-7257
Fax: (516) 869-7201

5.               Counterparts. This Escrow Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart. Furthermore, the signatures from one counterpart may be attached to another to constitute a fully executed original. The Escrow Agreement may be executed by facsimile.

6.               Seller’s Form Lease and Leasing Parameters. Purchaser has approved of Seller’s form tenant lease and agrees to reasonably approve of variations negotiated in good faith by Seller with prospective tenants in the ordinary course of business. Seller and Purchaser further agree that attached hereto as Exhibit B, and made a part hereof, is the agreed-to Leasing Parameters applicable to the lease-up of the Vacant Space. Purchaser shall be obligated to accept a prospective tenant and its prospective lease so long as the terms of this paragraph 6 and Exhibit B are adhered-to. Notwithstanding the foregoing, in the event there is a conflict between an actual lease approved by Purchaser and the terms of the Leasing Parameters, the actual, approved lease shall control in regard to Seller’s adherence to the Leasing Parameters.

IN WITNESS WHEREOF, each of the parties hereto has caused this Escrow Agreement to be signed and delivered as of the day and year first above written.

PURCHASER:

INLAND WESTERN LONGVIEW TRIANGLE, L.L.C.,
a Delaware limited liability company
By: Inland Western Retail Real Estate Trust, Inc.,
a Maryland corporation, sole member

By:
Name:
As Its:

SELLER:

KIMCO LONGVIEW, LLC
a Washington limited liability company

By: KDLongview 1029, Inc.
its general partner

By:
Name:
As Its:

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:
Nancy Castro, Senior Escrow Officer

EXHIBIT A

Rent per square foot for Vacant Space as set forth on the Rent Roll for twelve (12) months (Escrow Term)... $          $           per month

Reimbursable expenses (CAM, insurance) at $      psf of Vacant Space, for twelve (12) months................ $          $            per month

Real Estate Taxes at $                             psf of Vacant Space, for twelve (12) months.................................. $          $            per month

Tenant Improvements:   None

Leasing Commissions at $3.00 psf - total: $
$

To be a credit to Seller and a reduction in amount calculated above as total escrow

Note: As the Tenant Conditions are met for any part of the Vacant Space, rent, CAM and real estate tax deposits into the Escrow shall be released to Seller at the rate of $           psf of Vacant Space for the period (if any) remaining to the end of the Escrow Term, measured as the number of days remaining from the date the Tenant Conditions for any part of the Vacant Space are met through the last day of the Escrow Term. In the event the Tenant Conditions are not met for any part of the Vacant Space necessary to achieve the Lease-up Deficiency within the Escrow Term, the amount of Tenant Improvements deposit and Leasing Commissions deposit then remaining in the Escrow and attributable to such Vacant Space, shall be released to Purchaser upon the expiration of the Escrow Term.

-EXHIBIT B-

Intentionally Deleted
See Exhibit 9A

-EXHIBIT 9A-
LEASING PARAMETERS

1.                                                               The proposed use shall be a use typically found in retail centers of this type.

2.                                                               The proposed use does not violate any exclusions existing in any other tenant’s lease or covenants existing in any other documents of record.

3.                                                               The lease is for an original term of not less than 5 years, nor more than 10 years.

4.                                                               No concessions shall be provided to the tenant which would be at Purchaser’s expense.

5.                                                               All leases shall be prepared substantially in accordance with the small shop tenant lease form approved by Purchaser (the “SST Lease”) during the Due Diligence Period subject to commercially reasonable variances and prevailing market parameters.

6.                                                               The proposed tenant has retail and/or business and/or management operating experience including, but not limited to, eighteen months in the type of business to be operated at the leased premises. In the absence of eighteen months experience, the prospective tenant must be an approved franchise or a recognized regional or national franchiser.

7.                                                               The proposed tenant and/or lease guarantor has an aggregate net worth of at least two years of the total aggregate annualized rent, including all expenses, for any tenant of the leased premises up to 7,000 square feet.

8.                                                               Said leases shall average comparable revenue at least 2% increases per year or 7.5% aggregate increase over the 5 year term over the primary term of the lease as current space leases.

9.                                                               The tenant’s lease will not include rent reductions or early termination clauses of any kind within first five years (i.e. minimum five year term) (excluding typical casualty/condemnation provisions and landlord not reconstructing the demised premises, and as otherwise described by the SST Lease).

10.                                                         In addition to tenant’s base rent, the leases will include reimbursement for taxes, insurance and common area maintenance, including either a 10% administrative charge for CAM or no less than a 4% management fee for all tenancies or as otherwise described by the SST Lease.

11.                                                         Purchaser shall act in a commercially reasonable manner and in good faith during its review and determination of the credit worthiness of any tenant and/or guarantor. Also, Purchaser agrees to respond to Seller deliveries of tenant/guarantor credit information within 5 business days after its receipt by Purchaser, otherwise said tenant/guarantor credit worthiness shall be deemed approved by Purchaser.

12.                                                         The lease renewals, if any, will not be less than the primary term amounts without tenant improvements, free rent, or leasing commissions paid for by Purchaser.

13.                                                         No lease shall contain representations or warranties in regard to the condition of any demised premises, each being delivered in its as-is, where-is condition, subject to the terms of the SST Lease.

14.                                                         Purchaser shall act in a commercially reasonable manner and in good faith during its review and approval of a proposed lease pursuant to this Master Lease. Also, Purchaser agrees to respond to Seller deliveries of leases for approval and/or execution within ten (10) business days after its receipt by Purchaser, otherwise said lease shall be deemed approved.

If Purchaser fails to execute the lease (after having had the opportunity to review same as provided herein) in said time period then same shall be treated as a completed lease and Seller shall be given credit for Leasing such vacant space pursuant to the terms contained therein and Tenant Conditions shall be satisfied.

EXHIBIT 9B

SITE PLAN OF UNLEASED PARCEL

2005

EXHIBIT 10

EXHIBIT C

Tenant Estoppel Certificate Form - General

To:

Inland Real Estate Acquisitions, Inc., and

Inland Western Longview Triangle L.L.C.

and its lenders, successors and assigns (“Purchaser”)

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Sharon Anderson-Cox

Re:  Lease Agreement dated                   and amended                              (“Lease”), between as “Landlord”, and                                                                            , as “Tenant”, guaranteed by (“Guarantor”) for leased premises known as (the “Premises”) of the property commonly known as (the “Property”).

1.               Tenant hereby certifies that the following represents with respect to the Lease are accurate and complete as of the date hereof.

a.               Dates of all amendments, letter agreements, modifications and waivers related to the Lease

b.              Commencement Date

c.               Expiration Date

d.              Current Annual Base Rent

	Adjustment Date	Rental Amount

e. Fixed or CPI Rent Increases

f.                 Square Footage of Premises

g.              Security Deposit Paid to Landlord

h. Renewal Options	Additional Terms for years at $ per year

i. Termination Options	Termination Date
Fees Payable

2.               Tenant further certifies to Purchaser that:

a.               the Lease is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Premises;

b.              the Lease has not been assigned and the Premises have not been sublet by Tenant;

c.               Tenant has accepted and is occupying the Premises, all construction required by the Lease has been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given;

d.              Tenant is open for business or is operating its business at the Premises;

e.               no installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges;

f.                 Landlord has no obligation to segregate the security deposit or to pay interest thereon;

g.              Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord;

h.              Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease;

i.                  Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date (except as stated in paragraph l(i));

j.                  Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property;

k.               Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property;

l.                  no hazardous wastes or toxic substances, as defined by all applicable federal, state or local statutes, rules or regulations have been disposed, stored or treated on or about the Premises or the Property by Tenant;

m.            Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Premises or the Lease or of the rents provided for therein;

n.              Tenant has not filed, and is not currently the subject of any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws;

o.              the Lease does not give the Tenant any operating exclusives for the Property; and

p.              Rent has been paid through                  , 2005.

3.               This certification is made with the knowledge that Purchaser is about to acquire title to the Property and obtain financing which shall be secured by a deed of trust (or mortgage), security agreement and assignment of rents, leases and contracts upon the property. Tenant acknowledges that Purchaser’s interest in the Lease (as landlord) will be assigned to a lender as security for the loan. All rent payments under the Lease shall continue to be paid to landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing by Buyer’s lender or its successors and assigns. In the event that a lender succeeds to landlord’s interest under the Lease, Tenant agrees to attorn to the lender at lender’s request, so long as the lender agrees that unless Tenant is in default under the Lease, the Lease will remain in full force and effect. Tenant further acknowledges and agrees that Purchaser (including its lender), their respective successors and assigns shall have the right to rely on the information contained in this Certificate. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

[TENANT]
By:
Its:
Date: , 2005

GUARANTOR ESTOPPEL CERTIFICATE

Date:                                            , 2005

To:

Inland Real Estate Acquisitions, Inc., and

Inland Western Longview Triangle L.L.C.

and its lenders, successors and assigns (“Purchaser”)

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Sharon Anderson-Cox

Re: Guaranty Agreement dated                     (“Guaranty of Lease”) pertaining to that certain lease dated                                                              between as Landlord and                                                            as Tenant for leased premises known as                                                                       (the “Premises”) located at the property commonly known as                                         (the “Property”).

1.               Guarantor certifies to Lender and Purchaser that: (a) the Guaranty of Lease has been properly executed by Guarantor and is presently in full force and effect without amendment or modification except as noted above; (b) Guarantor has no existing defenses, offsets, liens, claims or credits against the obligations under the Guaranty of Lease.

2.               This certification is made with the knowledge that Purchaser is about to acquire title to the Property and a lender is about to provide Landlord with financing which shall be secured by a deed of trust (or mortgage), security agreement and assignment of rents, leases and contracts upon the Property. Guarantor further acknowledges and agrees that Purchaser and its lender and their respective successors and assigns shall have the right to rely on the information contained in this Certificate.

3.               The undersigned is authorized to execute this Guarantor Estoppel Certificate on behalf of Guarantor.

[GUARANTOR]

By:

EXHIBIT 11

REA ESTOPPEL STATEMENT

The undersigned                      , a               corporation (“        ”), is a party to the                                     (REA) recorded on                     ,         in Book         , Page         of the Public Records of          County,         (the “REA”), between and among         ,                                          , a                   (“Developer”),              and                                 , a                 (corporation) (“         ”), with respect to the                                            Shopping Center in         ,              (the “Shopping Center”).                      has been advised that Developer is in process of selling Developer’s interest in the Shopping Center to INLAND (entity) having a notice address of 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Vice Chairman (together with its lender, and successors and assigns, collectively referred to herein as “Purchaser”).                hereby states to Purchaser as follows (without undertaking any investigation to verify the accuracy of the statements made):

1.                                       The REA has not been amended and is in full force and effect.

2.                                       The REA is presently in full force and effect according to its terms.

3.                                                    has neither given nor received any notice of default with respect to the REA. To the best of          ’s knowledge (whereby knowledge shall be limited to the party signing this REA Estoppel Agreement on behalf of             ), neither            nor any other party is in default under the REA.

4.                                       As provided under Section      of the                  REA,        acknowledges and agrees that, upon its acquisition of Developer’s interest in the Shopping Center, Purchaser shall be entitled to all of the benefits, rights, privileges and burdens of the Developer under the REA.

5.                                       The gross leasable area of the             store is             .

6.                                                       ’s last contribution for common area maintenance costs and expenses was for the month of           , 2005 in the amount of $               .

This Statement does not (a) constitute a waiver of any rights             may have under the REA, or (b) modify, alter, or change any of the terms or conditions of the REA.

No officer or employee signing this Statement on behalf of              shall have any liability as a result of having given this statement.

The statements contained in this Statement are not affirmative representations, warranties, covenants or waivers, and                shall not be liable to Developer, Purchaser or any third party on account of any information herein contained, notwithstanding the failure, for any reason, to disclose and/or correct relevant information. Notwithstanding the preceding sentence,                shall be estopped from asserting any claim or defense against Purchaser to the extent such claim or assertion is based upon facts, now known to the person(s) signing below on behalf of            , which are contrary to those contained herein, if Purchaser has acted in reasonable reliance upon such statements without knowledge of facts to the contrary. This Statement is given solely for Purchaser’s information and may not be relied upon by anyone other than Purchaser, or in connection with any transaction other than the transaction described above. Capitalized terms used in this Statement, unless otherwise defined, will have the meanings ascribed to such terms in the REA.

Dated as of                       , 2005.

a (corporation)

By:
As Its:

EXHIBIT 12
INLAND US MANAGEMENT LLC

FINAL DUE DILIGENCE CHECKLIST

A.                                   FINANCIAL INFORMATION

1.               Copy of leases and any guarantees

2.               Current Rent Roll

3.               Prior five full years operating statements

4.               Prior year’s general ledger statement

5.               Last three years’ bills for:

a.                                       Real estate taxes

b.                                      Insurance

1) Liability

2) Property

c.                                       Reconciliation’s for CAM/taxes/insurance

Statement of current monthly amounts paid by tenants for CAM/tax/insurance plus a year-to-date balance of amounts paid by each tenant

6.               Base rent collected in previous five calendar year period by tenant

7.               Physical occupancy for the last five calendar years prior to purchase

8.               Receivables status/aging report

9.               Tenant sales reports for last three years

10.         Tenant financial statements

11.         Lease expirations - next three years

B.                                     EXPENSE INFORMATION

1.               Twelve months of consecutive utility bills

a.                                       Water

b.                                      Gas

c.                                       Electric

d.                                      Telephone & dedicated lines

2.               Copies of all service agreements, contracts or any leases that encumber the property

a.               Fire/burglar alarm

1) Start date

2) Ending date

3) Notice period

4) Cancelable or not

b.              Antenna cable/satellite dish

1) Start date

2) Ending date

3) Notice period

4) Cancelable or not

c.               Cleaning

1) Start date

2) Ending date

3) Notice period

4) Cancelable or not

d.              Exterminating

1) Start date

2) Ending date

3) Notice period

4) Cancelable or not

e.               Landscaping

1) Start date

2) Ending date

3) Notice period

4) Cancelable or not

f.                 Scavenger

1) Start date

2) Ending date

3) Notice period

4) Cancelable or not

g.              Security service

1) Start date

2) Ending date

3) Notice period

4) Cancelable or not

h.              Snow removal

1) Start date

2) Ending date

3) Notice period

4) Cancelable or not

i.                  Towing

1) Start date

2) Ending date

3) Notice period

4) Cancelable or not

j.                  Union contracts

1) Start date

2) Ending date

3) Notice period

4) Cancelable or not

k.               Elevator

1) Start date

2) Ending date

3) Notice period

4) Cancelable or not

l.                  Uniform rental

1) Start date

2) Ending date

3) Notice period

4) Cancelable or not

m.            Water softeners

1) Start date

2) Ending date

3) Notice period

4) Cancelable or not

n.              Leasing

1) Start date

2) Ending date

3) Notice period

4) Cancelable or not

o.              Management

1) Start date

2) Ending date

3) Notice period

4) Cancelable or not

p.              Advertising

1) Start date

2) Ending date

3) Notice period

4) Cancelable or not

q.              Tax reduction legal fees

1) Start date

2) Ending date

3) Notice period

4) Cancelable or not

r.                 Any other service contracts or leases not cancelable in 90 days

1) Start date

2) Ending date

3) Notice period

4) Cancelable or not

3.               Copies of all warranties which benefit the initial construction of the improvements upon the Property (e.g., HVAC, roof and parking lot)

C. ENVIRONMENTAL REPORTS

1.               Phase I

2.               Other

D. STAFFING

1.               Itemized by position and salary

E. SITE INSPECTIONS

1.               Inspection report

2.               Photo attached

F. MISCELLANEOUS

1.               Code violations

a.  Current and outstanding

b.  Last 24 months, with compliance

c.  Contact municipalities as to other problems

2.               Easement/encumbrances: restrictive easement agreements/operating easement agreements

a.  Warranties

b.  Current tenant contact list

c.  Certificates of insurance from tenants

d.  Certificates of Occupancy for each tenant space

EXHIBIT 13

SURVEYOR’S CERTIFICATION

I/We hereby certify to INLAND REAL ESTATE ACQUISITIONS, INC., INLAND WESTERN LONGVIEW TRIANGLE, L.L.C., a Delaware limited liability company,                        (Lender) and CHICAGO TITLE INSURANCE COMPANY that (a) this survey was prepared by me or under my supervision, (b) the legal description of the property as set forth herein, and the location of all improvements, encroachments, fences, easements, roadways, rights of way and setback lines which are either visible or of record in                       County,

(according to Commitment for Title Insurance Number                    , dated            ,

2001(2), issued                                                   ), are accurately reflected hereon, (c) this survey accurately depicts the state of facts as they appear on the ground, (d) except as shown hereon, there are no improvements, encroachments, fences or roadways on any portion of the property reflected hereon, (e) the property shown hereon has access to a publicly dedicated roadway, (f) the property described hereon {does} {does not} lie in a 100 year flood plain identified by the Secretary of Housing and Urban Development or any other governmental authority under the National Flood Insurance Act of 1968 (24 CFR§1909.1), as amended (such determination having been made from a personal review of flood map number             , which is the latest available flood map for the property), (g) the title lines and lines of actual possession are the same, (h) all utility services required for the operation of the property either enter the property through adjoining public streets, or this survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land, (i) this survey shows the location and direction of all storm drainage systems for the collection and disposal of all surface drainage, (j) the property surveyed contains             acres and                   parking spaces, (k) any discharge into streams, rivers, or other conveyance systems is shown on the survey. This survey has been made in accordance with “MINIMUM STANDARD DETAIL REQUIREMENTS FOR ALTA/ACSM LAND TITLE SURVEYS” jointly established and adopted by American Land Title Association (“ALTA”) and American Congress on Surveying and Mapping (“ACSM”) in 1999 and meets the accuracy requirements of an Urban Survey, as defined therein and includes items 1, 3, 4, 6, 7(a, b, and c), 8-11 and 13 of Table A thereof.

Dated: , 2005	(NAME OF SURVEYOR AND QUALIFICATION)

Registration No.

Note: Buyer also requires a finished floor elevation certificate for all finished structures located in a flood zone

EXHIBIT 14

TENANT LETTER
(Landlord Letterhead)

(Landlord or management company Letterhead)

                           ,2005

Insert Tenant Name

Insert Tenant Address

Re:

The lease dated                              (collectively, with any and all amendments thereto, the “Lease”) between                          as tenant (“Tenant”) and                                   ,                      as landlord (“Landlord”) for property located at the                         Shopping Center,           ,           (the “Property”)

Dear Tenant:

Please be advised that the Property, subject to the above-referenced Lease, has been sold as of          , 2005 to Inland Western Longview Triangle L.L.C. Inland Western Longview Triangle, L.L.C. has hired Inland US Management LLC. as its managing agent for the Property. Effective immediately, all rent payments pursuant to the Lease should be made payable to Inland US Management LLC and sent to the following address:

Inland US Management LLC
P. O. Box 403089
Atlanta, GA 30384-3089

In addition, all notices and other communications provided by Tenant under the Lease should be sent to Inland Western Longview Triangle, L.L.C. at the following address:

Inland US Management LLC

c/o Inland Western Longview Triangle, L.L.C.

Attn: Ms. Laura Sabatino

200 East Woodlawn Road

Charlotte, NC 28217

Telephone: 704-527-4555

In addition, please contact your insurance agent to have a certificate forwarded, naming as additional insured: (i) Inland US Management LLC, and (ii) Inland Western Longview Triangle, L.L.C. Thank you for your time and attention to this matter.

Very truly yours,

(Landlord or management company)

By:

cc:                                 Inland Western Longview Triangle, L.L.C.

Exhibit 15

CURRENT DATE

KPMG LLP
KPMG Plaza
303 East Wacker Drive
Chicago, IL 60601

Ladies and Gentlemen:

We are writing you, as the owners of THE PROPERTY’S NAME (the “Property”) at your request, to confirm our understanding that your audit of the Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of THE PROPERTY’S NAME for the year ended December 31, 2004, was made for the purpose of expressing an opinion as to whether the Historical Summary presents fairly, in all material respects, the gross income and direct operating expenses in conformity with the cash or accrual basis of accounting. In connection with your audit, we confirm, to the best of our knowledge and belief, the following representations made to you during the audit:

1.                                       We have made available to you:

a)                                      All financial records and related data requested by you.

b)                                     All minutes of the meetings of the board of directors, or summaries of actions of recent meetings for which minutes have not yet been prepared

2.                                       There have been no:

a)                                      Instances of fraud involving any member of management or employees who have significant roles in internal control.

b)                                     Instances of fraud involving others that could have a material effect on the Historical Summary.

c)                                      Other instances of fraud perpetuated on or within the Property.

d)                                     Communications from regulatory agencies concerning non-compliance with, or deficiencies in, financial reporting practices that could have a material effect on the Historical Summary.

e)                                      Violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the Historical Summary or as a basis for recording the loss contingency.

3.                                       There are no:

a)                                      Unasserted claims or assessments that out lawyer has advised us are probable of assertion and must be disclosed in accordance with the Statement of Financial Accounting Standards (SEAS) No. 5, Accounting for Contingencies.

b)                                     Material liabilities or gain or loss contingencies (including oral and written guarantees) that are required to be accrued or disclosed by SEAS No. 5.

c)                                      Material transactions that have not been properly recorded in the accounting records underlying the Historical Summary.

d)                                     Events that have occurred subsequent to the balance sheet date and through the date of this latter that would require adjustment to or disclosure in the Historical Summary.

4.                                       The property has complied with all aspects of the contractual agreements that would have a material effect on the Historical Summary in the event of noncompliance.

5.                                       All income from operating leases is included as gross income in the Historical Summary. No other forms of revenue are included in the Historical Summary.

Further, we confirm that we are responsible for the fair presentation in the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2004, in conformity with the cash or accrual basis of accounting.

Very Truly Yours,

NAME , Owner

NAME, Property Accountant